Exhibit 10.2
STRATEGIC RELATIONSHIP AGREEMENT*
BY AND AMONG
CENDANT REAL ESTATE SERVICES GROUP, LLC,
CENDANT REAL ESTATE SERVICES VENTURE PARTNER, INC.,
PHH CORPORATION,
CENDANT MORTGAGE CORPORATION,
PHH BROKER PARTNER CORPORATION,
AND
PHH HOME LOANS, LLC
January 31, 2005

*
The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

i

Section 3.15	Pricing Standards	20

Section 3.16	Service Standards	21

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations	22

ARTICLE V

CENDANT REAL ESTATE COVENANTS

Section 5.1	Cendant Real Estate Trade Shows, Conferences and Conventions	23

Section 5.2	Offline Promotion to Consumers	24

ARTICLE VI

REAL ESTATE BROKERAGE AND SETTLEMENT SERVICES

Section 6.1	Exclusive Recommended Real Estate Broker	24

Section 6.2	Commercial Real Estate	24

Section 6.3	Settlement Services	24

Section 6.4	REO Services	25

ARTICLE VII

CUSTOMER DATA; PRIVACY REQUIREMENTS

Section 7.1	Customer Information	25

Section 7.2	Compliance with Privacy Requirements	25

ARTICLE VIII

CENDANT FRANCHISEES

Section 8.1	Mortgage Loan Types	27

Section 8.2	Origination Channels	27

Section 8.3	Mortgage Loan Application Processing	29

Section 8.4	Underwriting Guidelines	29

Section 8.5	Degree of Care	30

Section 8.6	Mortgage Loan Closing	30

Section 8.7	PMC Personnel	30

Section 8.8	Processors	31

Section 8.9	Maintenance of Licenses	31

Section 8.10	Legal and Regulatory Compliance	31

Section 8.11	Customer Fees and Charges	31

Section 8.12	Surveys	32

Section 8.13	MSA Payments	32

ARTICLE IX

FUTURE CENDANT REAL ESTATE BROKERAGE ACQUISITIONS

Section 9.1	Subsequent Small Corps	32

ARTICLE X

NON-COMPETITION

Section 10.1	PHH Non-Compete	35

Section 10.2	No Mortgage Loan Solicitation by PHH	37

Section 10.3	Cendant Participation	37

ARTICLE XI

TERMINATION ASSISTANCE

Section 11.1	Termination Assistance Services	38

Section 11.2	Development of Transition Plan	40

Section 11.3	Post-Termination Assistance	40

ARTICLE XII

TERM AND TERMINATION

Section 12.1	Term	40

Section 12.2	SRA Termination Event	40

Index of Defined Terms

Additional Services	40
Affiliate	1
Agreement	1
Applicable Requirements	2
Brand Franchisee	2
Cendant	2
Cendant Competitor	38
Cendant Customer	2
Cendant Employees	2
Cendant Entities	2
Cendant Indemnitees	44
Cendant Indemnitor	44
Cendant Member	1
Cendant Mobility	2
Cendant Mobility Broker Network	3
Cendant Mobility Office	3
Cendant Owned Real Estate Offices	3
Cendant Owned Real Estate Offices Tradenames	3
Cendant Real Estate	1
Cendant Real Estate Franchisee Brands	3
Cendant Real Estate Seller	34
Cendant Real Estate Services Division	3
Cendant Restricted Brands	3
Cendant Websites	3
Company	1
Company Loan Officers	17
Company Pricing	14
Competitor Data Point	21
Competitors	22
Content	4
CSSG	4
Cure Period	12
Customer	4
Customer Fees and Charges	4
Customer Information	15
Customer Payment	15
Customer Survey	22
Dispute	47
Disputing Party	47

v

Domain Name	5
FHLMC	18
FNMA	18
Franchisee Customer	5
Franchisee Customer Survey	33
Franchisee Key Customer Question	34
Franchisee Key Referral Question	34
Franchisee Mortgage Content	29
Franchisee Referral Survey	33
Franchisee Surveys	33
Franchisee Telephone Lines	28
Guarantee	43
Guarantee Amount	15
HMDA	7
Hyperlink	6
Information Security Program	6
Interagency Guidelines	28
Internet	6
Internet Customer Payment	17
Key Customer Question	22
Key Referral Question	22
Losses	44
Managing Member	6
Mediation Request	47
Mortgage Content	16
Mortgage Lending Law	6
Mortgage Loan	7
Mortgage Loan Disclosure	7
Mortgage Loan Documents	7
Mortgage Loan Pricing	7
Mortgage Loan Types	7
MSA	7
Non-Competitive	22
Nonperformance Jurisdiction	12
NRT	7
Operating Agreement	7
Origination Channels	8
Other Origination Channels	13
Parties	1
Party	1
PHH	1
PHH Affiliates	43

PHH Data Point	21
PHH Entities	8
PHH Indemnitees	44
PHH Indemnitor	44
PHH Member	1
PIMI Origination Channel	8
Pipeline Loans	43
PLS	26
PMC	1
PMC Mortgage Loan Types	8
PMC Pricing	28
PMC Underwriting Guidelines	31
Point of Sale Origination Channel	8
Pre-Approval Decision	9
Premier Agent Program	9
Pricing Occurrence	21
Pricing Ratio	22
Privacy Requirements	27
Private Label Business Channel	9
Programs	22
Purchase Price	34
Qualifying Target	34
Qualifying Target EBITDA Multiple	35
Qualifying Target Mortgage Business	34
Rates	21
Referral Agent	22
Referral Survey	22
Rules	47
Settlement Services	10
Small Corp Notification	34
Small Corps	10
SRA Termination Event	42
STARS	10
Survey Failure	23
Surveys	22
Telephone Lines	14
Termination Assistance Period	40
Termination Assistance Services	40
URL	10
Venture Underwriting Guidelines	18
Website	10
World Wide Web	11

This STRATEGIC RELATIONSHIP AGREEMENT, dated as of January 31, 2005 (this “Agreement”), is by and among Cendant Real Estate Services Group, LLC, a Delaware limited liability company (“Cendant Real Estate”), Cendant Real Estate Services Venture Partner, Inc., a Delaware corporation (the “Cendant Member”), PHH Corporation, a Maryland corporation (“PHH”), Cendant Mortgage Corporation, a New Jersey corporation (to be renamed “PHH Mortgage Corporation”) (“PMC”), PHH Broker Partner Corporation, a Maryland corporation (the “PHH Member”) and PHH Home Loans, LLC, a Delaware limited liability company (the “Company”). Each of Cendant Real Estate, the Cendant Member, PHH, PMC, the PHH Member and the Company is sometimes referred to herein as a “Party” and, collectively, as the “Parties.”
W I T N E S S E T H :
WHEREAS, the PHH Member and the Cendant Member formed the Company on November 3, 2004, for the principal purpose of originating and selling mortgage loans sourced through Cendant’s residential real estate brokerage and corporate relocations businesses and from employees of Cendant and its Subsidiaries, in accordance with the terms and provisions of this Agreement and the Operating Agreement; and
WHEREAS, this Agreement sets forth, among other things, certain matters related to the business relationship among the Parties.
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions. As used in this Agreement, the following terms shall each have the meaning set forth in this Article (unless the context otherwise requires). All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Operating Agreement.
“Additional Services” has the meaning set forth in Section 11.1(b).
“Affiliate” means, when used with reference to a specific Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specific Person. For the avoidance of doubt, neither the Company nor any of the “Brand Franchisees” shall be deemed to be an Affiliate of Cendant or any of Cendant’s Affiliates.
“Agreement” has the meaning set forth in the preamble.
“Applicable Requirements” means, as of the time of reference, collectively, (A) with respect to the Mortgage Loans, all of the following: (i) all contractual obligations, including those contractual obligations contained in this Agreement, in any agreement with any investor or insurer or in the applicable Mortgage Loan; (ii) all applicable federal, state and local legal and regulatory requirements (including statutes, rules, administrative interpretations, regulations and ordinances), including all Mortgage Lending Laws; (iii) all other applicable requirements and guidelines of each investor, insurer, governmental agency, board, commission, instrumentality and other governmental body or office having jurisdiction; (iv) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions; and (v) the reasonable and customary mortgage origination practices of prudent mortgage lending institutions which make mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related mortgaged properties are located; and (B) the Foreign Corrupt Practices Act of 1977, as amended.
“Brand Franchisee” means any residential real estate brokerage business that (i) operates under a Cendant Real Estate Franchisee Brand and (ii) is not owned by Cendant Real Estate or any of its Subsidiaries; provided, that the

Parties acknowledge that the “Sotheby’s International Realty” brand may not be included in this definition for certain aspects of this Agreement.
“Cendant” means Cendant Corporation, a Delaware corporation.
“Cendant Competitor” has the meaning set forth in Section 10.1(c).
“Cendant Customer” means any customer of the Cendant Entities or any of their respective Subsidiaries; provided, however, that for purposes of this Agreement the term “Cendant Customer” shall not include any Brand Franchisee or any employee or independent sale associate thereof acting in such capacity.
“Cendant Employees” means, collectively, all U.S.-based employees of Cendant and its Subsidiaries.
“Cendant Entities” means, collectively, Cendant Real Estate and the Cendant Member.
“Cendant Indemnitees” has the meaning set forth in Section 13.3(a).
“Cendant Indemnitor” has the meaning set forth in Section 13.3(b).
“Cendant Member” has the meaning set forth in the preamble.
“Cendant Mobility” means Cendant Mobility Services Corporation, a Delaware Corporation.
“Cendant Mobility Broker Network” means the network of real estate brokers who have executed agreements with Cendant Mobility to assist customers of Cendant Mobility clients in acquiring or disposing of a home.

“Cendant Mobility Office” means any office comprising part of Cendant’s corporate relocation business, including, without limitation, any office of Cendant Mobility or any of its Subsidiaries.
“Cendant Owned Real Estate Office” means any residential real estate brokerage office owned as of the date hereof or acquired or opened hereafter by Cendant Real Estate or one of its Subsidiaries, including, without limitation, NRT.
“Cendant Owned Real Estate Offices Tradenames” means, collectively, the real estate brand names or trade names owned or licensed as of the date hereof or acquired or licensed hereafter by Cendant Real Estate or one of its Subsidiaries under which the Cendant Owned Real Estate Offices operate, including those brand names and trade names listed in Exhibit A.
“Cendant Real Estate” has the meaning set forth in the preamble.
“Cendant Real Estate Franchisee Brands” means, collectively, the real estate brand names or trade names owned or licensed as of the date hereof or acquired or licensed hereafter by the franchisor Subsidiaries of Cendant Real Estate or one of its Subsidiaries, including those brand names and trade names listed in Exhibit B; provided, that the Parties acknowledge that the “Sotheby’s International Realty” brand may not be included in this definition for certain aspects of this Agreement.
“Cendant Real Estate Services Division” means (i) the residential and commercial real estate brokerage business owned and operated by NRT and its Subsidiaries; (ii) the relocation business owned and operated by Cendant Mobility and its Subsidiaries; and (iii) the Settlement Services business owned and operated by CSSG and its Subsidiaries (it being understood that for all purposes of this Agreement, the Cendant Real Estate Services Division shall not include Century 21 Real Estate LLC, Coldwell Banker Real Estate Corporation, ERA Franchise Systems, Inc. and Sotheby’s International Realty Affiliates, Inc.).
“Cendant Restricted Brands” means the “Sotheby’s International Realty” trade name and any other real estate brand name or trade name that may be licensed or acquired by Cendant or any of its Subsidiaries but which has not been licensed to PMC or an Affiliate thereof pursuant to either the License Agreement or a similar agreement between Cendant or an Affiliate thereof, on the one hand, and PMC or an Affiliate thereof, on the other hand.

“Cendant Websites” means (i) all Websites operated by, or on behalf of, any of the Cendant Owned Real Estate Offices or the Cendant Mobility Offices and (ii) all Cendant Owned Real Estate Offices Tradename Websites and Cendant Real Estate Franchisee Brand Websites operated by Cendant Real Estate, Cendant Mobility, or a Subsidiary thereof, in either case through which inquiries or applications for Mortgage Loans may be made. For the avoidance of doubt, the term “Cendant Websites” shall not include any Website operated by, or on behalf of, any Brand Franchisee.
“Company” has the meaning set forth in the preamble.

“Company Loan Officers” has the meaning set forth in Section 3.3(b)(i).
“Company Pricing” has the meaning set forth in Section 3.2(a).
“Competitor Data Point” has the meaning set forth in Section 3.15(a).
“Competitors” has the meaning set forth in Section 3.15(c)(ii).
“Content” means, with respect to any Person, all content which such Person has created or may hereafter create, has licensed or may hereafter license, or has acquired or may hereafter acquire, in any form and in any medium now known or hereafter developed, including: (a) art, audiovisual works, animations, cartoons, characters, choreography, compilations, collective works, computer software and programs, data, designs, emblems, films, film clips, graphics, images, illustrations, likenesses, literary works, logos, motion pictures, musical compositions, music videos, performances, photographs, pictorial works, songs, song lyrics, sound recordings, scripts, screenplays, templates, text, video recordings, copyrightable subject matter, works of authorship, trade secrets (including customer and vendor lists), and other proprietary rights; (b) all rights under copyright and moral rights associated with the foregoing; (c) all copyrightable derivative works, enhancements, improvements, modifications, updates, new releases or other revisions of the foregoing; (d) all publicity rights or privacy rights (or waivers or quitclaims thereof) of any person or entity, and (e) all rights corresponding to the foregoing throughout the world.
“CSSG” means Cendant Settlement Services Group LLC, a Delaware limited liability company.
“Cure Period” has the meaning set forth in Section 2.2(a).
“Customer” means any individual who contacts the Company, whether in person, by mail, phone, via the Internet (including by electronic mail), or otherwise, or who is so contacted by the Company, about the possibility of obtaining a Mortgage Loan through the Company, or who otherwise obtains a Mortgage Loan from or through the Company.
“Customer Fees and Charges” means, with respect to any Mortgage Loan, an amount equal to the sum of: (i) all reasonable charges or fees paid or incurred by the Mortgage Loan originator for taking the Mortgage Loan application, locking-in Mortgage Loan Pricing, surveys, title insurance premiums, appraisal fees, abstract and attorneys’ fees, recording or registration charges, escrow fees, document preparation fees, credit report charges, tax service fees and similar charges, and all other reasonable and customary third-party charges for settlement services contracted for and permitted by applicable law related to the origination of a Mortgage Loan; and (ii) all origination and discount points or other similar amounts described in the Mortgage Loan Pricing for such Mortgage Loan.

“Customer Information” means any personally identifiable information or records in any form (written, electronic, or otherwise) relating to a Customer, including a Customer’s name, address, telephone number, electronic mail address, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information, the fact that the Customer has a relationship with the Company or the Cendant Entities or the Brand Franchisees or their respective Affiliates and any other personally identifiable information.
“Customer Payment” has the meaning set forth in Section 3.3(a)(i)(C).
“Customer Survey” has the meaning set forth in Section 3.16(a).
“Dispute” has the meaning set forth in Section 13.11(a).

“Disputing Party” has the meaning set forth in Section 13.11(b).
“Domain Name” means the unique name that identifies an Internet site.
“FHLMC” has the meaning set forth in Section 3.5.
“FNMA” has the meaning set forth in Section 3.5.
“Franchisee Customer” means any customer of a Brand Franchisee that contacts PMC or an Affiliate thereof, whether in person, by mail, phone, via the Internet (including by electronic mail), or otherwise, or who is so contacted by PMC or such Affiliate, about the possibility of obtaining a Mortgage Loan through PMC or an Affiliate thereof, or who otherwise obtains a Mortgage Loan from or through PMC or an Affiliate thereof.
“Franchisee Customer Survey” has the meaning set forth in Section 8.12.
“Franchisee Key Customer Question” has the meaning set forth in Section 8.12.
“Franchisee Key Referral Question” has the meaning set forth in Section 8.12.
“Franchisee Mortgage Content” has the meaning set forth in Section 8.2(a)(ii)(A).
“Franchisee Referral Survey” has the meaning set forth in Section 8.12.
“Franchisee Surveys” has the meaning set forth in Section 8.12.
“Franchisee Telephone Lines” has the meaning set forth in Section 8.2(a)(i)(A).
“Guarantee” has the meaning set forth in Section 13.1(a).
“Guarantee Amount” has the meaning set forth in Section 3.3(a)(i)(C).

“HMDA” has the meaning set forth in the definition of “Mortgage Lending Law.”
“Hyperlink” means an electronic link providing direct access from one distinctively marked place in a World Wide Web page to another place in the same or a different World Wide Web page.
“Information Security Program” means the Company’s information security program to (i) insure the security and confidentiality of Customer Information, (ii) protect against any anticipated threats or hazards to the security or integrity of the Customer Information and (iii) protect against unauthorized access to or use of the Customer Information that could result in substantial harm or inconvenience to any Customer.
“Interagency Guidelines” has the meaning set forth in Section 7.2(b).
“Internet” means the electronic communications network that connects computer networks and organizational computer facilities around the world.
“Internet Customer Payment” has the meaning set forth in Section 3.3(a)(ii)(D).
“Key Customer Question” has the meaning set forth in Section 3.16(a).
“Key Referral Question” has the meaning set forth in Section 3.16(a).
“Losses” has the meaning set forth in Section 13.3(a).
“Managing Member” means the PHH Member or such other member as may replace the PHH Member as managing member pursuant to the Operating Agreement.
“Mediation Request” has the meaning set forth in Section 13.11(b).
“Mortgage Content” has the meaning set forth in Section 3.3(a)(ii)(A).

“Mortgage Lending Law” means any federal, state or local constitution, statute, rule, regulation, order or similar legal or regulatory requirement applicable to: the communication with, and marketing directed toward Mortgage Loan customers; the application process for Mortgage Loans; the Pre-Approval Decision process; the processing of Mortgage Loan applications; the communication to the customer of a Mortgage Loan underwriting decision; the closing and funding of a Mortgage Loan; and the preparation, execution and delivery of Mortgage Loan Documents and Mortgage Loan Disclosures. Mortgage Lending Laws include, but are not limited to, the following: (i) the record keeping and reporting requirements of the Home Mortgage Disclosure Act (“HMDA”); (ii) the Real Estate Settlement Procedures Act and Regulation X (24 C.F.R. Part 3500); (iii) the Fair Housing Act; (iv) the Fair Credit Reporting Act; (v) the Flood Disaster Protection Act; (vi) the Truth-in-Lending Act and (Regulation Z); (vii) the National Housing Act; (viii) the Servicemen’s Readjustment Act; (ix) the Equal Credit Opportunity Act and (Regulation B); (x) any usury laws or regulations; and (xi) the Homeowner’s Protection Act.

“Mortgage Loan” means a mortgage loan (including a home equity line of credit) evidenced by one or more promissory notes and secured by a mortgage or deed of trust on one or more residential real estate properties.
“Mortgage Loan Disclosure” shall mean any disclosure, notice or other document or statement that, according to a Mortgage Lending Law, must be provided to a customer by or on behalf of the Person originating the Mortgage Loan in connection with the origination, closing and funding of a Mortgage Loan or an application for a Mortgage Loan.
“Mortgage Loan Documents” means the Mortgage Instruments, Mortgage Notes and Assignments.
“Mortgage Loan Pricing” means the interest rates, discount points, loan origination fees, loan application fee, closing costs and other associated cost elements for a Mortgage Loan.
“Mortgage Loan Types” means the various types of Mortgage Loans offered by the Company from time to time.
“MSA” shall have the meaning set forth in the Operating Agreement.
“Non-Competitive” has the meaning set forth in Section 3.15(b).
“Nonperformance Jurisdiction” has the meaning set forth in Section 2.2(a).
“NRT” means NRT Incorporated, a Delaware corporation.
“Operating Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of January 31, 2005, as it may be amended from time to time.
“Origination Channels” means the PIMI Origination Channel, Point of Sale Origination Channel and the Other Origination Channels, together with any improvements made thereto from time to time.
“Other Origination Channels” has the meaning set forth in Section 3.1.
“Party” or “Parties” has the meaning set forth in the preamble.
“PHH” has the meaning set forth in the preamble.
“PHH Affiliates” has the meaning set forth in Section 13.1(a).
“PHH Data Point” has the meaning set forth in Section 3.15(a).

“PHH Entities” means, collectively, PHH, PMC and the PHH Member.
“PHH Indemnitees” has the meaning set forth in Section 13.3(b).
“PHH Indemnitor” has the meaning set forth in Section 13.3(a).
“PHH Member” has the meaning set forth in the Preamble.

“PIMI Origination Channel” means the system of exclusive and dedicated toll-free telephone lines, Websites, World Wide Web pages, electronic mail addresses, or other means of remote electronic communication established from time to time to meet the Mortgage Loan needs of the Customers and Franchisee Customers.
“Pipeline Loans” has the meaning set forth in Section 12.2(c).
“PLS” has the meaning set forth in Section 6.3.
“PMC” has the meaning set forth in the preamble.
“PMC Mortgage Loan Types” means the various types of Mortgage Loans now or hereafter offered by PMC and its Affiliates.
“PMC Pricing” has the meaning set forth in Section 8.1.
“PMC Underwriting Guidelines” has the meaning set forth in Section 8.4.
“Point of Sale Origination Channel” means the system, including related software, hardware and other facilities (including Telephone Lines, Websites, World Wide Web pages, electronic mail addresses, or other means of communication) established from time to time to meet the Mortgage Loan needs of Customers through Company Loan Officers located in or near Cendant Owned Real Estate Offices and other field locations. The “Point of Sale Origination Channel” shall include the origination channel referred to as the “My Choice” origination channel whereby loan officers can take Mortgage Loan applications and submit them through the PIMI Origination Channel, or through processing systems used in the PIMI Origination Channel.
“Pre-Approval Decision” means the process by which (i) the Company or PMC, as the case may be, requests certain information from a Customer or Franchisee Customer, as the case may be, and, with such customer’s permission, obtains a credit report on such customer; (ii) the Company or PMC, as the case may be, analyzes the information provided by the Customer or Franchisee Customer, as the case may be, and the credit report and (iii) then advises the Customer or Franchisee Customer, as the case may be, whether or not it is likely that he or she will be approved for a Mortgage Loan and, if so, the maximum amount of such Mortgage Loan.
“Premier Agent Program” means a program sponsored by PMC whereby certain real estate agents whose real estate sales performances (based on buyer controlled sales, gross commission income and/or sales volume) reach a target level are invited (at their option) to participate in a program in which PMC provides certain resources, including telephone services (800 numbers and priority handling), personalized marketing materials and post-closing customer gifts.

“Pricing Occurrence” has the meaning set forth in Section 3.15(a).
“Pricing Ratio” has the meaning set forth in Section 3.15(b).
“Privacy Requirements” has the meaning set forth in Section 7.2(b).
“Private Label Business Channel” means PHH’s and its Affiliates’ lending partners, the financial institutions, the depository institution Subsidiaries of the foregoing and the investment securities brokers/dealers utilizing a private label telemarketing program for first lien mortgage loans.
“Programs” has the meaning set forth in Section 3.15(c)(i).
“Purchase Price” has the meaning set forth in Section 9.1(a).
“Qualifying Target” has the meaning set forth in Section 9.1(a).
“Qualifying Target EBITDA Multiple” has the meaning set forth in Section 9.1(a)(i).
“Qualifying Target Mortgage Business” has the meaning set forth in Section 9.1(a).
“Rates” has the meaning set forth in Section 3.15(a).

“Referral Agent” has the meaning set forth in Section 3.16(a)
“Referral Survey” has the meaning set forth in Section 3.16(a).
“Rules” has the meaning set forth in Section 13.11(b).
“Settlement Services” means the provision of title, closing, escrow or search-related services for residential real estate transactions and all other mortgage-related transactions (including, without limitation, first mortgage loans, second mortgage loans, home equity lines of credit, other home equity loans and refinance transactions), including the issuance of title insurance policy (including title search procedures), property tax tracking service and closing escrow service; provided, however, that Settlement Services shall not include, by way of example, credit review services, appraisal review services or flood zone determinations for properties.
“Small Corp Notification” has the meaning set forth in Section 9.1(a).
“Small Corps” means, collectively, the companies listed in Exhibit C.
“SRA Termination Event” has the meaning set forth in Section 12.2(a).

“STARS” means Speedy Title and Appraisal Review Services LLC, a Delaware limited liability company.
“Survey Failure” has the meaning set forth in Section 3.16(b).
“Surveys” has the meaning set forth in Section 3.16(a).
“Telephone Lines” has the meaning set forth in Section 3.3(a)(i)(A).
“Termination Assistance Period” has the meaning set forth in Section 11.1(a).
“Termination Assistance Services” has the meaning set forth in Section 11.1(a).
“URL” means the address of a computer or a document on the Internet that consists of a communications protocol followed by a colon and two slashes (as http://), the identifier of a location of computer, or a path through a directory to a file.
“Venture Underwriting Guidelines” has the meaning set forth in Section 3.5.
“Website” means a group of World Wide Web pages containing Hyperlinks to each other.
“World Wide Web” means the part of the Internet designed to allow easier navigation through the use of graphical user interfaces and Hyperlinks between different URLs.
Section 1.2 Interpretation. Each definition in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. References to any statute or Treasury Regulations means such statute or regulations as amended at the time and include any successor legislation or regulations. The word “including” or any variations thereof means “including, without limitation” and shall not be construed to limit any general statement that it follow to the specific or similar items or matters immediately following it. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Articles, Exhibits, Sections and Schedules mean the Articles, Exhibits, Sections and Schedules of this Agreement. The Exhibits and Schedules are hereby incorporated by reference into and shall be deemed a part of this Agreement.

ARTICLE II
EXCLUSIVITY; MARKETING
Section 2.1 Exclusivity; Marketing.
(a) The Cendant Entities hereby agree that, except as set forth below or elsewhere in this Agreement, the Cendant Real Estate Services Division shall exclusively recommend the Company as provider of Mortgage Loans to (a) the independent sales associates affiliated with a Cendant Entity or any Subsidiary thereof (provided that, for the avoidance of doubt, this clause (a) shall not include any independent sale associate of a Brand Franchisee acting in such capacity), (b) all Cendant Customers, and (c) all Cendant Employees. The Cendant Entities further agree that the Cendant Real Estate Services Division shall actively and exclusively promote the Company and its Mortgage Loan origination services to Cendant Customers and Cendant Employees; provided, however that:
(i) the Cendant Real Estate Services Division shall not be required, in any manner whatsoever, to condition doing business with a customer on such customer obtaining a Mortgage Loan from, having to contact, or having to agree to be contacted by, the Company; and
(ii) the Company and PMC acknowledge that neither Cendant nor any of its Affiliates have the right to co-brand with a Person that is not a Cendant Affiliate the “Sotheby’s International Realty” name and mark and that all marketing materials directed to the customers of the Sotheby’s brand will be branded as “PHH Home Loans.”
(b) For the avoidance of doubt, for purposes of this Section 2.1, the “Cendant Real Estate Services Division” shall not include Cendant’s and its Affiliates’ hospitality services business, including the business of selling vacation ownership and fractional ownership interests, or any successor business thereto.
Section 2.2 Termination of Exclusivity. Notwithstanding anything to the contrary contained in this Agreement:
(a) The Cendant Entities shall have the right to terminate the exclusivity provisions of Section 2.1, following notice and an opportunity to cure within the applicable Cure Period set forth below, (i) if the Company is prohibited by law, regulation, rule, order or other legal or regulatory restriction, or for any other reason, from performing its origination function in any jurisdiction (the “Nonperformance Jurisdiction”), but in such case exclusivity shall only be terminated with respect to the Nonperformance Jurisdiction; (ii) in the event there is a material violation or breach by PHH or any of its respective Affiliates (including the PHH Member acting in any capacity whatsoever, including as Managing Member) of any representation, warranty, covenant or other agreement contained in this Agreement or any other Transaction Document; or (iii) upon the occurrence of a “PHH Regulatory Event” or a “Company Regulatory Event,” as each are defined in the Operating Agreement. The “Cure Period” shall be (x) in the case of (ii) and (iii) above, thirty (30) calendar days after notice of such event has been provided by any of the Cendant Entities to the PHH Entities; provided, however, that PHH shall have an additional thirty (30) day cure period (other than in respect of breaches resulting from payment defaults) if it is diligently pursuing a cure and the Cendant Member, in its reasonable judgment, believes that the event will be cured within such extension period, and (y) in the case of (i) above, ninety (90) calendar days after notice of such event has been provided by any of the Cendant Entities to the PHH Entities; provided, however, that PHH shall have an additional thirty (30) day cure period if it is diligently pursuing a cure and the Cendant Member, in its reasonable judgment, believes that the event will be cured within such extension.
(b) The exclusivity provisions of Section 2.1 shall not be applicable to any Cendant Owned Real Estate Office or Cendant Mobility Office acquired by Cendant Real Estate, Cendant Mobility or any of their respective Subsidiaries after the date hereof, which at the time of such acquisition is subject to an agreement, arrangement or understanding with respect to the origination of Mortgage Loans for customers of such office that would conflict with the provisions of this Agreement; provided, however, that nothing in this Section 2.2(b) shall affect any of the obligations of the Parties pursuant to Article IX hereof.
Section 2.3 Marketing. The Cendant Entities shall, and shall cause their Subsidiaries to, cooperate with and support the Company in the marketing of Mortgage Loans through the Origination Channels to Cendant Customers and Cendant Employees, and arrange for the Company to have reasonable access thereto. Cendant Real Estate shall make information provided by the Company related to the Origination Channels available to its and its Subsidiaries’

employees, sales agents and sales associates and provide other information to its sales agents and sales associates with respect to such Origination Channels as Cendant Real Estate may deem appropriate in its sole discretion. Cendant Real Estate shall use its commercially reasonable best efforts to ensure that each Cendant Owned Real Estate Office and Cendant Mobility Office, and their respective office managers, agents and sales associates, to the fullest extent practicable, market the goods and services which are the subject of the Origination Channels, it being understood that such “commercially reasonable best efforts” shall not include taking actions against any sales associates which Cendant Real Estate reasonably believes will have any negative impact on its business.
Section 2.4 Variable Compensation. Without reimbursement by any PHH Entity or the Company, Cendant Real Estate may pay, or cause to be paid, to each NRT and/or Cendant Mobility office manager that is an employee of Cendant Real Estate or a Subsidiary thereof a variable component of annual compensation, which component may be based on either (i) the volume of Mortgage Loans originated by such manager’s Cendant Owned Real Estate Office or Cendant Mobility Office, as the case may be, (ii) penetration rate of Mortgage Loans, or (iii) any other measure; provided, however, that Cendant shall have sole control over determining the form of such program and the right to modify or terminate any such program at any time, so long as such program is replaced with another program, policy or arrangement that, in Cendant’s sole and exclusive discretion, is intended to incentivize NRT and/or Cendant Mobility office managers.

ARTICLE III
LOAN ORIGINATION
The Company shall, and the PHH Member shall cause the Company to, operate in accordance with the provisions of this Article III.
Section 3.1 Marketing. The Company shall market the PIMI Origination Channel, Point of Sale Origination Channel and any other origination channels that may be developed by the Company (“Other Origination Channels”), at its expense, to Cendant Customers and Cendant Employees, and shall secure, at its expense, such forms of insurance coverage and other protection from liability as is customary in the industry for similar originators of Mortgage Loans, including but not limited to insurance coverage and protections from liability for the acts or failures of its employees, officers, agents and other representatives.
Section 3.2 Mortgage Loan Types.
(a) The Company shall offer to the Customers a variety of Mortgage Loan Types in order to permit Customers to select a Mortgage Loan Type best suited to their financial needs. The Company shall be responsible for developing the various Mortgage Loan Types and establishing the Mortgage Loan Pricing associated therewith (the “Company Pricing”); provided, however, that the Company shall offer to the Customers the full range of Mortgage Loan Types that are currently offered or may in the future be offered by PHH or any of its Affiliates to their customers.
(b) From time to time, the Cendant Entities may request that a Mortgage Loan Type not offered by the Company be made available to Customers pursuant to this Agreement and the Company shall, and the PHH Member shall cause the Company to, make such Mortgage Loan Type available to Customers. Upon such request, the Parties shall mutually agree upon the cost allocation of the set-up and processing functions to be implemented by the Company and the PHH Entities to accommodate the Cendant Entities’ request. The Parties acknowledge that the typical start-up time necessary for any such product is 6 to 8 weeks from the time the Parties mutually agree to make such product available.
Section 3.3 Company Origination Channels.
(a) PIMI Origination Channel. The Company’s PIMI Origination Channel shall be operated in accordance with the provisions of this Section 3.3(a).
(i) Telephone Lines.
(A) The Company shall provide to the Cendant Owned Real Estate Offices, Cendant Mobility Offices and participants in the Cendant Real Estate Services Division’s Premier Agent Program, dedicated and exclusive toll-free telephone lines established and operated at the expense of and by the Company (“Telephone Lines”), which the Company reasonably believes are adequate to meet the reasonably anticipated needs of the current and prospective Customers.

(B) Trained Company personnel shall answer Telephone Lines in the name of (i) the appropriate Cendant Owned Real Estate Offices Tradename, if such Telephone Line has been assigned to a Cendant Owned Real Estate Office; provided, however, that the Telephone Lines dedicated to a Cendant Owned Real Estate Office operating under a Cendant Restricted Brand shall be answered in the name of “PHH Home Loans,” (ii) “PHH Home Loans,” if such Telephone Line has been assigned to a Cendant Mobility Office, (iii) the appropriate Small Corps entity, if such Telephone Line has been assigned to the Point of Sale Origination Channel, or (iv) the appropriate Cendant Owned Real Estate Offices Tradename, if such Telephone Line has been assigned to the Premier Agent Program, as the case may be. Such personnel shall explain to the Customer, as appropriate: (a) the procedure to be followed in obtaining a Mortgage Loan; (b) the various Mortgage Loan Types available and their associated Mortgage Loan Pricing; and (c) their short- and long-term financial implications. Such personnel shall provide counsel and advice to the Customer as to the Mortgage Loan Types that might best serve the Customer’s needs, including answering any questions the Customer might have regarding the process.
(C) The Company shall provide each Customer who utilizes the Telephone Lines with a same day Pre-Approval Decision and Guarantee. A “same day” Pre-Approval Decision and Guarantee means that the Company will provide the Customer with a Pre-Approval Decision during the same day the Customer provided the Company with the information requested from the Customer for purposes of making a Pre-Approval Decision for that Customer or, if the Company does not provide the Customer with such a Pre-Approval Decision, the Company will promptly pay the Customer the Guarantee Amount (a “Customer Payment”). The Cendant Entities and their respective Subsidiaries shall have the right to publicize and advertise to their customers the availability of such Pre-Approval Decisions and Guarantees in accordance with all Mortgage Lending Laws. For purposes of this Agreement, the “Guarantee Amount” shall mean an amount equal to the higher of (a) $250 and (b) such other amount as may be offered by PMC or any Affiliate thereof to customers under a similar program (exclusive of client subsidized programs).
(D) The Company will provide to Customers for whom it has made a Pre-Approval Decision and which Customer is likely to be approved for a Mortgage Loan information tailored to the Customer’s individual circumstances. Such information will be designed to enable the Customer to determine the nature of the Mortgage Loan the Customer may qualify for if an appropriate property securing the Mortgage Loan is identified and all information submitted is verified.

(ii) Internet.
(A) The Company will take applications for Mortgage Loans via the Internet. In order to accomplish this, the Company will provide each operator of a Cendant Website with Hyperlinks to such Content as the Company reasonably believes is adequate to meet the reasonably anticipated needs of the current and prospective Customers (the “Mortgage Content”). The Cendant Entities shall, and shall cause their respective Subsidiaries to, embed such Hyperlinks prominently in a consumer oriented and contextually relevant position on each Cendant Website. The Parties will cooperate in structuring and embedding such Hyperlinks so that, by clicking on the Hyperlink at the Cendant Websites, the Customer will be immediately transferred to the Mortgage Content via the Internet. Except in the case of Cendant Restricted Brands, such Mortgage Content will be presented by the Company in such a way that it will appear as if it were on a World Wide Web page or series of World Wide Web Pages on the Cendant Website from which the Hyperlink originated to the extent it is consistent with Applicable Requirements to do so. The form and substance of such World Wide Web pages will be subject to the prior written consent of the Cendant Entities. In order to improve the graphical compatibility of the Cendant Websites and the Company’s sites, the Company and the Cendant Entities will consult with each other when developing or modifying such World Wide Web pages, and also when considering the design of future releases of their respective Websites. The Company shall not permit the Mortgage Content accessed by Customers via Hyperlinks from the Cendant Websites contemplated by this Agreement to display any advertising, except in such instances where the Cendant Entities have provided their prior written consent to such advertising.
(B) The Mortgage Content will include information about the Mortgage Loans and Mortgage Loan Types, Mortgage Loan calculators, counseling regarding down payments and Mortgage Loan affordability, pre-qualification tools to be used by consumers and Mortgage Loan application modules. The Company will ensure that a Customer shall be able to complete and submit a Mortgage Loan application by means of the Mortgage Content without any other contact with the Company.
(C) Customers utilizing the Mortgage Content to initiate the Mortgage Loan process will be offered the option of communicating with a processing team or other persons contemplated in Section 3.9 of this Agreement, either by electronic mail or by telephone, or by a combination of electronic mail and telephone.

(D) Each Customer initiating the origination process via the Internet shall receive a Pre-Approval Decision within 24 hours of the time such Customer either (i) submits a complete Mortgage Loan application via the Mortgage Content, or (ii) first speaks with a Company loan consultant by telephone after submitting certain information not constituting a complete Mortgage Loan application through the Mortgage Content, or the Company shall promptly pay the Customer the Guarantee Amount (the “Internet Customer Payment”).
(b) Point of Sale Origination Channel.
(i) Cendant Real Estate shall have the right to request at any time that the Company designate a specific number of loan officers (“Company Loan Officers”) to be located in and around any Cendant Owned Real Estate Office and other field locations identified by Cendant Real Estate, provided that the number of Company Loan Officers requested shall be commercially reasonable. The Company shall use reasonable best efforts to satisfy any such request within 90 days after it is first delivered in writing to the Company.
(ii) Company Loan Officers will be Company employees and will take loan applications from Customers in a face-to-face setting, unless Cendant Real Estate and the Company agree otherwise. Company Loan Officers will promptly transmit applications taken in a face-to-face setting to the Company via the Point of Sale Origination Channel, unless Cendant Real Estate and the Company agree otherwise. The Company shall provide dedicated Telephone Lines for Company Loan Officers that use the “My Choice” origination channel described in the definition of “Point of Sale Origination Channel.”
(iii) The Company shall pay Cendant Real Estate a fee for the lease or sublease of the office space occupied by any Company Loan Officer in any Cendant Owned Real Estate Office, in each case as set forth in the Master Sublease Agreement, as defined in the Operating Agreement.
Section 3.4 Mortgage Loan Application Processing. For each Customer who applies for a Mortgage Loan through the origination channels described in Section 3.3, the Company shall arrange for the receipt by the Customer, as promptly as practicable under the circumstances, and in any event in accordance with applicable law, of (i) the Mortgage Loan application for the Customer to review and sign, accompanied by a request for appropriate Customer documents and (ii) all Mortgage Loan Disclosures. In addition, and to the extent required or permitted under the Venture Underwriting Guidelines, as applicable, the Company shall: (i) verify the Customer’s credit history;

(ii) obtain an appraisal or other appropriate valuation of the real property that will secure the Customer’s Mortgage Loan; (iii) cause to be conducted a review of or report on the status of the legal title to the real property prepared by either (A) CSSG, if the Company is permitted to make the service provider decision under Applicable Requirements, or (B) a qualified title company or other entity acceptable to the PHH Member and the Cendant Member, if the Company does not make the service provider decision; (iv) evaluate the Customer’s employment history; (v) evaluate any information provided with respect to the Customer by a Cendant Entity or any of their respective Subsidiaries, (vi) perform such other underwriting functions as the Company deems appropriate, all in accordance with the Venture Underwriting Guidelines; and (vii) communicate a loan decision or counteroffer to the Customer in accordance with all applicable laws.
Section 3.5 Underwriting Guidelines. The Company shall develop appropriate underwriting guidelines for each Mortgage Loan Type (the “Venture Underwriting Guidelines”), which Venture Underwriting Guidelines shall be consistent with the underwriting guidelines followed by PHH and its Affiliates in connection with Mortgage Loans offered to their own customers for the same products in the same geographic area and at the same time. Unless the Venture Underwriting Guidelines specify otherwise for specific Mortgage Loan Types, all Mortgage Loans shall be underwritten in accordance with the standards of the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”) and other applicable federal agencies providing standards for the sale of loans in the secondary market for mortgage loans. The Company shall issue approval letters on those applications which generally satisfy the Venture Underwriting Guidelines.
Section 3.6 Degree of Care. The Company shall perform the origination, processing, underwriting, approval, closing, shipping, and other origination services on all Mortgage Loans in all material respects in accordance with all Mortgage Lending Laws and with no less degree of care than PMC or any of its Affiliates exercises in originating Mortgage Loans for its own account or the account of any third party with a similar regulatory profile, provided, that in no event shall the Company exercise a lesser degree of care than PMC exercised in originating Mortgage Loans prior to the Closing Date.
Section 3.7 Mortgage Loan Closing. The Company shall use its best efforts to complete the processing and closing of all Mortgage Loans originated pursuant to this Agreement in the time frame requested by the Customer at the time of submission of the Mortgage Loan application. The Company shall: (i) prepare all required Mortgage Loan closing documents in accordance with all applicable Mortgage Lending Laws; (ii) arrange for their execution by the Customer; (iii) provide the Customer with a copy of the Company’s privacy policy in accordance with the Privacy Requirements; and (iv) arrange for the Mortgage Loan closing. All Mortgage Loans shall be closed in the name of the Company or the name under which the Company is doing business in the appropriate jurisdiction. On purchase money Mortgage Loans, the Company shall meet the closing date set by the Customer or the Company shall reduce the interest rate payable on that Customer’s Mortgage Loan by one-eighth percent (1/8%) for the life of loan. For refinance loans, the Company shall use its best efforts (taking into consideration factors such as periods of high volume loan refinance activity (as substantiated by the Refinance Application Index as promulgated by the Mortgage Bankers Association)) to perform its obligations hereunder to complete the processing and closing within sixty (60) days from the date of application.
Section 3.8 Company Personnel.
(a) The Company will provide, supervise and make available such personnel as are reasonably necessary to carry out the Company’s obligations under this Agreement. Such personnel, including rate lock personnel, shall be available between the hours of 8:30 a.m. and 10:00 p.m. Eastern time, or such additional hours as may be required by operating conditions and requested by the Cendant Entities, on Business Days. Such personnel, excluding rate lock personnel, shall also be available, as needed, to process Mortgage Loans and contact Customers, between the hours of 10 a.m. and 7 p.m., Eastern time, or such additional hours as may be required by operating conditions and requested by the Cendant Entities, on Saturdays and Sundays, except in those instances where a Saturday falls on or near a national holiday and the Company provides reasonable advance notice to Cendant Real Estate in writing that its facilities will be closed on any such day.
(b) The Company shall at all times permit employees of Cendant Real Estate and its Subsidiaries access to the Company’s offices (including offices where it conducts Mortgage Loan origination services) during the Company’s working hours to observe the origination, processing and closing of the Mortgage Loans. The Company shall, at its expense, make available all customary, reasonable office space, facilities, and equipment for such employees. The salaries, travel, subsistence and other related expenses for such employees shall be borne by Cendant Real Estate.
Section 3.9 Processors. The Company shall cause each Customer who makes an application for a Mortgage Loan to be processed through any of the origination channels described in Section 3.3 to be served by a processing team or other persons employed by the Company and determined by the Company to be most efficient under the circumstances. The Company shall cause each such processing team or other persons to serve the Customer throughout the entire process of Mortgage Loan application, processing, underwriting and closing, and to use best efforts to meet the Customer’s closing date.
Section 3.10 Access. At any time, upon the Cendant Member’s request, the Company shall afford to the officers, employees, accountants, counsel and other representatives of any of the Cendant Entities, as well as any regulatory officials with regulatory authority over any of the Cendant Entities or their respective Affiliates, access to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives. Furthermore, each of the Company, the PHH Member and PMC, at their sole cost and expense, shall make available, or cause to be made available, to the Cendant Member all information concerning the Company’s business, properties and personnel as the Cendant Member may reasonably request.

Section 3.11 Maintenance of Licenses. The Company shall, at its own cost and expense, obtain and maintain any and all licenses and registrations, and cause each of its employees to obtain any and all licenses and registrations, that are necessary or desirable in the performance of the Mortgage Loan origination services to be provided by the Company pursuant to the terms of this Agreement.
Section 3.12 Record Keeping.
(a) The Company shall maintain at all times a system that tracks accurately and verifiably the number and dollar volume of Mortgage Loans originated by the Company and the Company’s revenue and expense items including income and net profits.
(b) The Parties shall develop and maintain commercially reasonable, appropriate and cost-effective voice, data, facsimile and e-mail processes and systems to support communication between them. Each Party shall pay the costs it incurs in developing such communications.
Section 3.13 Legal and Regulatory Compliance.
(a) Actions taken or not taken by the Company, and all communications made by the Company, in each case when performing its obligations under this Agreement shall comply in all material respects with the requirements of all applicable Mortgage Lending Laws.
(b) Actions taken or not taken by any of the Cendant Entities, and all communications made by any of them, in each case when performing its obligations under this Agreement, shall comply in all material respects with the requirements of applicable Mortgage Lending Laws.
(c) The Company shall keep in full effect its existence, rights and franchises in the state of its incorporation except as permitted herein or in the Operating Agreement, and will obtain and preserve its qualifications to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and/or to perform its duties under this Agreement.
(d) The Company shall not engage in activities in performing origination services hereunder that generally would be reasonably likely to be determined by the relevant regulatory agency to be prohibited as “predatory.”
(e) Each of the Company and PMC shall promptly inform the Cendant Member in writing of any notices, inquiries or other communications, written or oral, received by the Company, or by PMC or the PHH Member, respectively, with respect to any material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations or findings with respect to Mortgage Loans originated, closed and funded by the Company or any action or omission of the Company in connection therewith.

(f) Any fine, penalty, levy or restitution ordered by any such federal or state body that would give rise to indemnity by a PHH Entity pursuant to Section 13.3 of this Agreement shall be paid by PHH or, if a Cendant Entity or any Affiliate thereof shall have paid any such amount, PHH shall immediately reimburse the Cendant Member for such amount.
Section 3.14 Customer Fees and Charges.
(a) At the closing of any Mortgage Loan and at such other times as may be customary, the closing agent may collect from the Customer and forward to the Company the Customer Fees and Charges for such Mortgage Loan.
(b) The amount, payor and payee of any Customer Fees and Charges shall be described in the Mortgage Loan Disclosures in accordance with the Mortgage Lending Laws. The Company shall retain and distribute the Customer Fees and Charges to third parties, including settlement service providers, in accordance with applicable law, this Agreement and the arrangements governing such relationships. The Company covenants and agrees that the payment of Customer Fees and Charges to third parties shall be made in a timely manner and in accordance with payment terms governing such relationships.
Section 3.15 Pricing Standards.
(a) On Friday of each week, PMC shall cause its pricing department to conduct a survey of interest rates, inclusive of points and fees (“Rates”), in the relevant marketplaces for Wednesday of that week, offered by the Competitors for each of the Programs. Each Rate applicable for each Program of each Competitor shall be charted as a “Competitor Data Point.” Also on Friday of each week, PMC shall chart the Rates offered to customers of the Private Label Business Channel for substantially similar Programs on Wednesday of that week (each, a “PHH Data Point”) against the corresponding Competitor Data Points. Each instance in which the PHH Data Point reflects a higher Rate than the corresponding Competitor Data Point shall be deemed to be a “Pricing Occurrence.” There will initially be eighty (80) Competitor Data Points and sixteen (16) PHH Data Points for each bi-monthly period (assuming eight-week bi-monthly periods). At the end of each bi-monthly period, PMC shall review the number of Pricing Occurrences for the previous period and shall deliver to the Cendant Member a written report detailing the Competitor Data Points, PHH Data Points and Pricing Occurrences for such bi-monthly period together with all other relevant market and other data for such bi-monthly period so as to enable the Cendant Member to review the competitiveness of the Company’s pricing over such bi-monthly period.
(b) In the event the ratio (expressed as a percentage) obtained by dividing the total number of Pricing Occurrences by the total number of Competitor Data Points (the “Pricing Ratio”) is *CONFIDENTIAL.

*
The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(c) For purposes of this Agreement:
(i) “Programs” shall mean collectively, the programs listed in Schedule 3.15(c)(i) hereto; provided, however, that such list may be modified by the Cendant Entities from time to time in their sole discretion by giving written notice to PMC; provided further, however, that such list may not be so modified by the Cendant Entities more than twice in any twelve-month period; and
(ii) “Competitors” shall mean, collectively, the five (5) Persons listed in Schedule 3.15(c)(ii) hereto; provided, however, that such list may be modified by the Cendant Entities from time to time in their sole discretion by giving written notice to PMC; provided further, however, that such list may not be so modified by the Cendant Entities more than twice in any twelve-month period.
Section 3.16 Service Standards.
(a) With respect to all closed Mortgage Loans, the Company shall conduct a survey of the related Customer contemporaneously with the closing (the “Customer Survey”) and a survey of the Cendant Employee or independent sales associates affiliated with the Cendant Entity (the “Referral Agent”) that referred such Customer (the “Referral Survey” and, together with the Customer Survey, the “Surveys”) for the purpose of assessing overall satisfaction levels relating to the Company’s performance as loan originator. The Company shall administer such Surveys and shall provide the results of the Surveys to the Cendant Member on a monthly basis. Schedule 3.16(a) hereto sets forth an example of the content of such Surveys; provided, however, that the Cendant Entities shall have the right to amend such Surveys from time to time in their sole discretion; provided further, however, that (i) the Referral Survey shall always contain the question “would you recommend a PHH Home Loan Mortgage Loan to another client?” (the “Key Referral Question”), and (iii) the Customer Survey shall always contain the question “Would you recommend [us] to a friend/another person?” (the “Key Customer Question”). The Cendant Entities shall (A) have the right to review and audit all Survey responses at any time, and (B) have the right, but not the obligation, to disseminate such Surveys once annually at its option.

(b) The Company shall maintain a *CONFIDENTIAL or greater rate of customer satisfaction on Customer Surveys received during each calendar month as measured by the percentage of positive responses to the Key Customer Question and a *CONFIDENTIAL or greater rate of satisfaction on Referral Surveys received during each calendar month as measured by the percentage of positive responses to the Key Referral Question (the failure of either or both Survey(s) to obtain such satisfaction level in a given month, a “Survey Failure”). The Parties hereby agree that failure to maintain either satisfaction level shall result in damage amounts to be payable by the Company upon demand in immediately available funds, in the manner set forth in Schedule 3.16(b) hereto.

*
The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(c) Notwithstanding paragraph (b) above, during any calendar month during which PHH and its Subsidiaries experience a volume of loan refinance activity which exceeds an average level of *CONFIDENTIAL for such month on the Refinance Application Index promulgated by the Mortgage Bankers Association, the satisfaction levels required for all purposes under paragraph (b) with respect to Surveys conducted for such month shall be *CONFIDENTIAL for the Customers Surveys and *CONFIDENTIAL for the Referral Surveys.
(d) A “PHH Material Breach,” as defined in Section 8.1(c) of the Operating Agreement, shall be deemed to have occurred (it being understood and agreed that such breach is not curable) if the Company shall fail to maintain a satisfaction rate of at least *CONFIDENTIAL for either of the Customer Surveys or the Referral Surveys for nine (9) consecutive months; provided, that if during any such month, refinance activity meets the level described in paragraph (c) above, the Company shall only be required to achieve an *CONFIDENTIAL satisfaction rate for the Referral Surveys and the Customer Surveys for such month.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.1 Representations. Each of the Cendant Entities hereby represents and warrants to the PHH Entities, and each of the PHH Entities and the Company hereby represents and warrants to the Cendant Entities, as of the date hereof and throughout the term of this Agreement, that:
(a) Such Party is a corporation, limited liability company, partnership or business trust duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Such Party has full right, power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder.
(b) All necessary action, corporate or otherwise, on the part of such Party necessary to authorize the execution and delivery by such Party of this Agreement and the performance by such Party of its obligations hereunder has been taken, and no further action on the part of such Party is necessary for such authorization. This Agreement has been duly authorized, executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Parties), constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms.
(c) No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority or any other Person (other than such as have been obtained or made by such Party) is required to be made or obtained by such Party in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

*
The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(d) Neither the execution and delivery of this Agreement by such Party nor the consummation by such Party of the transactions contemplated hereby, nor compliance by such Party with any of the terms or provisions hereof, will (i) conflict with or result in a breach of any provision of the certificate of incorporation, by-laws or similar governing documents of such Party or (ii) assuming the consents, permits, authorizations, approvals, filings and registrations previously disclosed in writing by such Party to the other Parties are obtained or made (x) violate any statute, code, ordinance, rule, regulation, judgment, order, write, decree or injunction applicable to such Party or any of its properties or assets or (y) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any encumbrance upon any of the properties or assets of such Party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Party is a party, or by which its properties or assets may be bound or affected, except, in the case of clause (ii), for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not prevent or materially hinder or delay such Party’s ability to consummate the transactions contemplated hereby or perform its obligations hereunder.
ARTICLE V
CENDANT REAL ESTATE COVENANTS
Section 5.1 Cendant Real Estate Trade Shows, Conferences and Conventions.
(a) Cendant Real Estate shall use reasonable efforts to reserve for the Company and PMC (and not any other Mortgage Loan originator), at each real estate business trade show and Cendant Mobility Conference which Cendant Real Estate or any of its Affiliates organizes: (1) no less than two standard sized booths at a mutually agreeable location prominent to visitors to such trade shows and international business conferences, subject to the same terms and conditions (including registration and other fees) applicable to other participants; and (2) a meaningful opportunity for a Company representative to speak at break-out sessions (if any) during such conferences for such amount of time as shall be mutually agreed upon by Cendant Real Estate and PMC.
(b) Cendant Real Estate shall provide to the Company, and not any other Mortgage Loan originator, the opportunity (at no charge to the Company) for a senior member of the Company’s (or PMC’s) management to speak at the annual real estate brokerage convention/conference and annual Cendant Mobility conference sponsored by Cendant Real Estate or its Affiliates, subject to Cendant Real Estate’s approval of individual and script. The Company and PMC shall abide by all reasonable rules established by Cendant Real Estate for each such convention or conference, including payment of any non-speaking fees charged to other participants and attendees.

(c) Cendant Real Estate shall provide to the Company (subject to the payment of any fees charged to other event sponsors) a “premier” (or the highest level that may exist) sponsorship at all national conventions and regional or local conferences under the control of Cendant Real Estate that relate to the real estate brokerage business or the corporate relocation business.
(d) At the Cendant Member’s request, the Company shall direct Company representatives (in such number and of such seniority as the Cendant Member may reasonably request) to attend, at the Company’s expense, such real estate business or corporate relocation business conventions, trade shows, conferences, meetings and seminars as Cendant may designate from time to time.

Section 5.2 Offline Promotion to Consumers.
Cendant Real Estate shall provide the opportunity to advertise the mortgage products and services offered by the Company in all Cendant Owned Real Estate Offices Tradename publications at Cendant Real Estate’s most favorable pricing, but never below the actual cost incurred by Cendant Real Estate and its Affiliates in connection therewith. Cendant Real Estate will have sole discretion to control positioning and content of advertising of the Company in its publications, provided however, the Company shall not be treated less favorably than other advertisers paying similar prices for advertisement in such publications.
ARTICLE VI
REAL ESTATE BROKERAGE AND SETTLEMENT SERVICES
Section 6.1 Exclusive Recommended Real Estate Broker.
PHH shall, and shall cause its Subsidiaries to, adopt such internal policies and procedures as shall be reasonably necessary so that Cendant Real Estate shall be the exclusive recommended real estate firm for employees of PHH or any of its Subsidiaries and for all customers of PHH or any of its Subsidiaries other than any such customers who are subject to any other venture agreement with a third party.
Section 6.2 Commercial Real Estate.
PHH shall, and shall cause its Subsidiaries to, use Cendant Real Estate on all commercial real estate transactions where a Cendant commercial real estate agent is available, except for transactions in progress as of the date of this Agreement.
Section 6.3 Settlement Services.
PHH shall, and shall cause its Subsidiaries to (i) recommend CSSG as provider of Settlement Services (including, without limitation, on all transactions where PHH or one of its Subsidiaries has the option to choose the provider of such services, all closings by mail, all *CONFIDENTIAL and all search products such as Property and Judgment Reports), (ii) utilize CSSG on an exclusive basis

*
The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

whenever PHH or one of its Subsidiaries has the option to choose the title or escrow agent and, in the applicable jurisdiction, CSSG either provides such services or receives compensation in connection with such services or both, and (iii) recommend CSSG as provider of Settlement Services to private label solutions (“PLS”) partners and the Small Corps; provided, however, that: (a) during the first eighteen (18) months after the date of this Agreement, CSSG shall provide all such services at the pricing levels which existed immediately prior to execution of this Agreement (and, thereafter, agree to most favored nation status for such pricing); and (b) within one hundred eighty (180) days from the date of this Agreement, Cendant Real Estate shall cause CSSG to provide most favored nation status on service level agreements and processes that are consistent with existing CSSG service levels. PHH shall not, and shall cause its Subsidiaries not to, enter into any arrangement that provides for a party other than CSSG to provide the products and services set forth in (i) above to PHH’s customers or its PLS partners’ customers, unless such PLS partner requires an alternative provider as a condition to entering into or renewing such arrangement with PHH or such Subsidiary and then only after CSSG has been afforded the opportunity to present its service offerings to such PLS partner.
Section 6.4 REO Services. PHH shall, and shall cause its asset management vendors ( i.e., attorneys, REO property managers and/or realtors) to utilize, where Cendant has a Brand Franchisee or an NRT office providing such services, such Brand Franchisee and/or NRT office for any and all real estate owned assets of PHH, provided that such Brand Franchisees and/or NRT shall adhere to performance standards substantially similar to those common in the industry.
ARTICLE VII
CUSTOMER DATA; PRIVACY REQUIREMENTS
Section 7.1 Customer Information. Subject to such rights as any Person may acquire in any Customer Information of any Customer as a result of owning the servicing rights with respect to a Mortgage Loan to such Customer, the Company and PMC acknowledge and agree that, as between the Company, PMC, and the Cendant Entities, the Cendant Entities are the owner of all rights in Customer Information provided by the Cendant Entities to the Company pursuant to the terms of this Agreement or any other Transaction Document. Nothing contained herein shall be construed as granting the Company or PMC or any Affiliate thereof any rights, express or implied to such Customer Information other than those rights necessary to the conduct, promotion or attainment of the business purposes of the Company specified herein or in Section 2.5(a) of the Operating Agreement.
Section 7.2 Compliance with Privacy Requirements.
(a) In connection with the origination of Mortgage Loans, each of the Company and PMC shall comply with the Privacy Requirements, subject to (i) the mandatory compliance date of such Privacy Requirements and (ii) the applicability of such Privacy Requirements to the Company or PMC, as the case may be. The foregoing obligation to comply with the Privacy Requirements may include the following:
(i) the Company shall not disclose any Customer Information to any person or entity, other than to the extent necessary to carry out Mortgage Loan origination services, and for no other purpose. The Company shall ensure that each person or entity to whom or to which the Company intends to disclose Customer Information shall, prior to any such disclosure of information, agree to: (A) keep confidential any such Customer Information and (B) use or disclose such Customer Information only to the extent necessary to carry out Mortgage Loan origination services;

(ii) the Company shall not use Customer Information for any purpose, including the marketing of products or services to, or the solicitation of business from Customers. The Company may use the Customer Information to the extent necessary to carry out the Company’s express obligations under the Transaction Documents;
(iii) The Company shall assess, manage, and control risks relating to the security and confidentiality of Customer Information, shall implement the standards relating to such risks in the manner set forth in the FFIEC Interagency Guidelines Establishing Standards for Safeguarding Customer Information set forth in 12 CFR Parts 30, 208, et al, and shall maintain at all times an Information Security Program;
(iv) without limiting the scope of the above, the Company shall use at least the same physical and other security measures to protect all Customer Information in the Company’s possession or control, as PHH uses for its own confidential and proprietary information.
(b) “Privacy Requirements” means (a) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq.; (b) the applicable federal regulations implementing such act and codified at 12 CFR Parts 40, 216, 332, and/or 573; (c) Interagency Guidelines Establishing Standards For Safeguarding Borrower Information proposed on June 26, 2000, unless and until such proposed guidelines are superseded by final guidelines (such proposed and/or final guidelines and/or rules, the “Interagency Guidelines”); and (d) other applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of Customer Information.

ARTICLE VIII
CENDANT FRANCHISEES
PMC shall, and shall cause its Subsidiaries to, abide by the following provisions of this Article VIII in connection with its provision of Mortgage Loan services to Brand Franchisees and their customers in connection with the Program contemplated by the MSA:

Section 8.1 Mortgage Loan Types. PMC shall offer to the Franchisee Customers a variety of PMC Mortgage Loan Types in order to permit Franchisee Customers to select a PMC Mortgage Loan Type best suited to their financial needs. PMC shall be responsible for developing the various PMC Mortgage Loan Types to be available to Franchisee Customers and establishing the Mortgage Loan Pricing associated therewith (the “PMC Pricing”); provided, however, that PMC shall offer to the Franchisee Customers the full range of Mortgage Loan Types that are currently offered or may in the future be offered by PHH or any of its Affiliates to their other customers.
Section 8.2 Origination Channels.
(a) PIMI Origination Channel. PMC’s PIMI Origination Channel shall be operated in accordance with the provisions of this Section 8.2(a) in connection with the origination of Mortgage Loans for Franchisee Customers.
(i) Telephone Lines.
(A) PMC shall provide to the Brand Franchisees dedicated and exclusive toll-free telephone lines established and operated at the expense of and by PMC (“Franchisee Telephone Lines”), which PMC reasonably believes are adequate to meet the reasonably anticipated needs of the current and prospective Franchisee Customers.
(B) Trained PMC personnel shall answer Franchisee Telephone Lines in the name of the appropriate Cendant Real Estate Franchisee Brand; provided, however, that the Telephone Lines dedicated to the Brand Franchisees operating under a Cendant Restricted Brand shall be answered in the name of “PHH Mortgage.” Such personnel shall explain to the Franchisee Customer, as appropriate: (a) the procedure to be followed in obtaining a Mortgage Loan; (b) the various Mortgage Loan Types available and their associated Mortgage Loan Pricing; and (c) their short- and long-term financial implications. Such personnel shall provide counsel and advice to the Franchisee Customer as to the Mortgage Loan Types that might best serve the Franchisee Customer’s needs, including answering any questions the Franchisee Customer might have regarding the process.
(C) PMC shall provide each Franchisee Customer who utilizes the Franchisee Telephone Lines with a same day Pre-Approval Decision and Guarantee. A “same day” Pre-Approval Decision and Guarantee means that PMC will provide the Franchisee Customer with a Pre-Approval Decision during the same day the Franchisee Customer provided PMC with the information requested from the Franchisee Customer for purposes of making a Pre-Approval Decision for that Franchisee Customer or, if PMC does not provide the Franchisee Customer with such Pre-Approval Decision, PMC will promptly pay the Customer the Guarantee Amount. The Brand Franchisees shall have the right to publicize and advertise to their customers the availability of such Pre-Approval Decisions and Guarantees in accordance with all Mortgage Lending Laws.
(D) PMC will provide to Franchisee Customers for whom it has made a Pre-Approval Decision and which Franchisee Customer is likely to be approved for a Mortgage Loan information tailored to the Franchisee Customer’s individual circumstances. Such information will be designed to enable the Franchisee Customer to determine the nature of the Mortgage Loan the Franchisee Customer may qualify for if an appropriate property securing the Mortgage Loan is identified and all information submitted is verified.
(ii) Internet.
(A) PMC will take applications for Mortgage Loans from Franchisee Customers via the Internet. In order to accomplish this, PMC will provide each operator of a Cendant Real Estate Franchisee Brand Website with Hyperlinks to such Content as PMC reasonably believes is adequate to meet the reasonably anticipated needs of the current and prospective Franchisee Customers (the “Franchisee Mortgage Content”). By clicking on the Hyperlink at the Cendant Real Estate Franchisee Brand Websites, the Franchisee Customer will be immediately transferred to the Franchisee Mortgage Content via the Internet. Except in the case of Cendant Restricted Brands, such Franchisee Mortgage Content will presented by the Company in such a way that it will appear as if it were on a World Wide Web page or series of World Wide Web Pages on the Cendant Real Estate Franchisee Brand Website from which the Hyperlink originated to the extent it is consistent with Applicable Requirements to do so. The form and substance of such World Wide Web pages will be subject to the prior written consent of the Cendant Entities. In order to improve the graphical compatibility of the Franchisee Websites and PMC’s sites, PMC and the Cendant Entities will consult with each other when developing or modifying such World Wide Web pages, and also when considering the design of future releases of their respective Websites. PMC shall not permit the Franchisee Mortgage Content accessed by

Franchisee Customers via Hyperlinks from the Cendant Real Estate Franchisee Brand Websites contemplated by this Agreement to display any advertising, except in such instances where the Cendant Entities have provided their prior written consent to such advertising.

(B) The Franchisee Mortgage Content will include information about the Mortgage Loans and Mortgage Loan Types, Mortgage Loan calculators, counseling regarding down payments and Mortgage Loan affordability, pre-qualification tools to be used by consumers and Mortgage Loan application modules. PMC will ensure that a Franchisee Customer shall be able to complete and submit a Mortgage Loan application by means of the Franchisee Mortgage Content without any other contact with the Company.
(C) Franchisee Customers utilizing the Mortgage Content to initiate the Mortgage Loan process will be offered the option of communicating with a processing team or other persons contemplated in Section 8.8 of this Agreement, either by electronic mail or by telephone, or by a combination of electronic mail and telephone.
(D) Each Franchisee Customer initiating the origination process via the Internet shall receive a Pre-Approval Decision within 24 hours of the time such Franchisee Customer either (i) submits a complete Mortgage Loan application via the Mortgage Content, or (ii) first speaks with a PMC loan consultant by telephone after submitting certain information not constituting a complete Mortgage Loan application through the Mortgage Content, or PMC shall promptly pay the Franchisee Customer the Guarantee Amount.
Section 8.3 Mortgage Loan Application Processing. For each Franchisee Customer who applies for a Mortgage Loan through the origination channels described in Section 8.2, PMC shall arrange for the receipt by the Franchisee Customer, as promptly as practicable under the circumstances, and in any event in accordance with applicable law, of (i) the Mortgage Loan application for the Franchisee Customer to review and sign, accompanied by a request for appropriate Franchisee Customer documents and (ii) all Mortgage Loan Disclosures. In addition, and to the extent required or permitted under PMC Underwriting Guidelines, as applicable, PMC shall communicate a loan decision or counteroffer to the Franchisee Customer in accordance with all applicable laws.
Section 8.4 Underwriting Guidelines. PMC shall develop appropriate underwriting guidelines for each PMC Mortgage Loan Type available to Franchisee Customers (the “PMC Underwriting Guidelines”), which PMC Underwriting Guidelines shall be consistent with the underwriting guidelines followed by PHH and its Affiliates in connection with Mortgage Loans offered to their own customers for the same products in the same geographic area and at the same time. Unless the PMC Underwriting Guidelines specify otherwise for specific PMC Mortgage Loan Types, all Mortgage Loans shall be underwritten in accordance with the standards of FHLMC, FNMA and other applicable federal agencies providing standards for the sale of loans in the secondary market for mortgage loans. PMC shall issue approval letters on those applications which generally satisfy the PMC Underwriting Guidelines.

Section 8.5 Degree of Care. PMC and its Affiliates shall perform the origination, processing, underwriting, approval, closing, shipping, and other origination services on all Mortgage Loans in all material respects in accordance with all Mortgage Lending Laws and with no less degree of care than PMC or any of its Affiliates exercises in originating other Mortgage Loans for its own account or the account of any third party with similar regulatory profile, provided that in no event shall PMC exercise a lesser degree of care than it exercised in originating Mortgage Loans prior to the Closing Date.
Section 8.6 Mortgage Loan Closing. PMC shall use its best efforts to complete the processing and closing of all Mortgage Loans originated pursuant to this Article VIII in the time frame requested by the Franchisee Customer at the time of submission of the Mortgage Loan application. PMC shall: (i) prepare all required Mortgage Loan closing documents in accordance with applicable Mortgage Lending Laws; (ii) arrange for their execution by the Franchisee Customer; (iii) provide the Franchisee Customer with a copy of PMC’s privacy policy in accordance with the Privacy Requirements; and (iv) arrange for the Mortgage Loan closing. All Mortgage Loans shall be closed in the name of PMC or an Affiliate thereof. On purchase money Mortgage Loans, PMC shall meet the closing date set by the Franchisee Customer or PMC shall reduce the interest rate payable on that Franchisee Customer’s Mortgage Loan by one-eighth percent (1/8%) for the life of loan. For refinance loans, PMC shall use its best efforts (taking into consideration factors such as periods of high volume loan refinance activity (as substantiated by the Refinance Application Index as promulgated by the Mortgage Bankers Association)) to perform its obligations hereunder to complete the processing and closing within thirty (30) days from the date of application.

Section 8.7 PMC Personnel.
(a) PMC will provide, supervise and make available such personnel as are reasonably necessary to carry out PMC’s obligations under this Article VIII. Such personnel, including rate lock personnel, shall be available between the hours of 8:30 a.m. and 10:00 p.m. Eastern time, or such additional hours as may be required by operating conditions and requested by the Cendant Entities, on Business Days. Such personnel, excluding rate lock personnel, shall also be available, as needed, to process Mortgage Loans and contact Franchisee Customers, between the hours of 10 a.m. and 7 p.m., Eastern time, or such additional hours as may be required by operating conditions and requested by the Cendant Entities, on Saturdays and Sundays, except in those instances where a Saturday falls on or near a national holiday and PMC provides reasonable advance notice to Cendant Real Estate in writing that its facilities will be closed on any such day.
(b) PMC shall at all times permit employees of Cendant Real Estate and its Subsidiaries access to PMC’s offices (including offices where it conducts Mortgage Loan origination services) during PMC’s working hours to observe the origination, processing and closing of the Mortgage Loans to Franchisee Customers. PMC shall, at its expense, make available all customary, reasonable office space, facilities, and equipment for such employees. The salaries, travel, subsistence and other related expenses for such employees shall be borne by Cendant Real Estate.

Section 8.8 Processors. PMC shall cause each Franchisee Customer who makes an application for a Mortgage Loan to be processed through any of the origination channels described in Section 8.2 to be served by a processing team or other persons employed by PMC and determined by PMC to be most efficient under the circumstances. PMC shall cause each such processing team or other persons to serve the Franchisee Customer throughout the entire process of Mortgage Loan application, processing, underwriting and closing, and to use best efforts to meet the Franchisee Customer’s closing date.
Section 8.9 Maintenance of Licenses.
PMC shall, at its own cost and expense, obtain and maintain any and all licenses and registrations, and cause each of its employees to obtain any and all licenses and registrations, that are necessary or desirable in the performance of the Mortgage Loan origination services to be provided by PMC pursuant to the terms of this Article VIII.
Section 8.10 Legal and Regulatory Compliance.
(a) Actions taken or not taken by PMC and its Affiliates, and all communications made when performing its obligations under this Agreement (including this Article VIII) shall comply in all material respects with the requirements of all applicable Mortgage Lending Laws.
(b) PMC shall, and shall cause its Affiliates to, keep in full effect its existence, rights and franchises in the state of its incorporation except as permitted herein or in the Operating Agreement, and will obtain and preserve its qualifications to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and/or to perform its duties under this Agreement.
(c) PMC and its Affiliates shall not engage in activities in performing origination services hereunder that generally would be reasonably likely to be determined by the relevant regulatory agency to be prohibited as “predatory.”
(d) PMC shall promptly inform the Cendant Entities in writing of any notices, inquiries or other communications, written or oral, received by PMC or any Affiliate thereof with respect to any material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations or findings with respect to Mortgage Loans originated, closed and funded by PMC or any Affiliate thereof or any action or omission of PMC or any of its Affiliates in connection therewith.
Section 8.11 Customer Fees and Charges.
(a) At the closing of any Mortgage Loan and at such other times as may be customary, the closing agent may collect from the Franchisee Customer and forward to PMC or an Affiliate thereof the Customer Fees and Charges for such Mortgage Loan.

(b) The amount, payor and payee of any Customer Fees and Charges shall be described in the Mortgage Loan Disclosures in accordance with the Mortgage Lending Laws. PMC shall retain and distribute the Customer Fees and Charges to third parties, including settlement service providers, in accordance with applicable law, this Agreement and the arrangements governing such relationships. PMC covenants and agrees that the payment of Customer Fees and Charges to third parties shall be made in a timely manner and in accordance with payment terms governing such relationships.
Section 8.12 Surveys.
With respect to all closed Mortgage Loans, PMC shall conduct a survey of the related Franchisee Customer contemporaneously with the closing (the “Franchisee Customer Survey”) and a survey of the Brand Franchisee that referred such Franchisee Customer (the “Franchisee Referral Survey” and, together with the Franchisee Customer Survey, the “Franchisee Surveys”) for the purpose of assessing overall satisfaction levels relating to PMC’s performance as loan originator. PMC shall administer such Surveys and shall provide the results of the Franchisee Surveys to Cendant Real Estate on a monthly basis. Schedule 3.16(a) hereto sets forth an example of the content of such Franchisee Surveys; provided, however, that Cendant Real Estate shall have the right to amend such Franchisee Surveys from time to time in its sole discretion; provided further, however, that (i) the Franchisee Referral Survey shall always contain the question “would you recommend a PMC Loan to another client?” (the “Franchisee Key Referral Question”), and (iii) the Franchisee Customer Survey shall always contain the question “Would you recommend PMC to a friend/another person?” (the “Franchisee Key Customer Question”). Cendant Real Estate shall (A) have the right to review and audit all Franchisee Survey responses at any time, and (B) have the right, but not the obligation, to disseminate such Surveys once annually at its option.
Section 8.13 MSA Payments.
The Parties hereby agree and acknowledge that all payments under the MSA payable to any Brand (as defined in the MSA) shall be the sole responsibility of PMC and its Affiliates (other than the Company), and neither the Cendant Entities nor their Affiliates, nor the Company, shall be responsible for making any such payment.
ARTICLE IX
FUTURE CENDANT REAL ESTATE BROKERAGE ACQUISITIONS
Section 9.1 Subsequent Small Corps.
(a) In the event that, during the term of this Agreement, Cendant Real Estate, or any Affiliate of Cendant Real Estate, notifies (a “Small Corp Notification”) PMC and the Company of its intent to acquire, or enter into an agreement to acquire, directly or indirectly, any Person that owns or conducts a residential real estate brokerage business and in connection therewith also owns or conducts, directly or indirectly, a mortgage loan origination business (any such Person, a “Qualifying Target”), then promptly thereafter Cendant Real Estate, PMC and the Company shall work together to formulate a plan for the sale by Cendant Real Estate or such Person (such seller, the “Cendant Real Estate Seller”) of such mortgage loan origination business (or the stock or other equity of an entity directly or indirectly conducting such business, as determined by Cendant Real Estate in its sole discretion) (the “Qualifying Target Mortgage Business”) to the Company, and Cendant Real Estate, the Cendant Real Estate Seller and PMC shall use their reasonable best efforts to complete such sale as promptly as practicable thereafter. Cendant Real Estate shall use reasonable best efforts to provide PMC and the Company an adequate opportunity to conduct due diligence with respect to the Qualifying Target Mortgage Business. Cendant Real Estate, the Company and PMC shall cooperate with and assist each other in obtaining all consents and approvals of, making all filings and registrations with and providing all notices to, such Governmental Entities or third parties as shall be necessary or advisable to consummate such sale. At the time agreed upon for the closing of such sale, the Company shall pay to the Cendant Real Estate Seller, by wire transfer of immediately available funds, in consideration for the Qualifying Target Mortgage Business to be acquired, a purchase price (the “Purchase Price”) calculated as follows (with each of the PHH Member and the Cendant Member contributing to the Company cash in an amount equal to its ratable share of the Purchase Price based on their respective percentage ownership interests in the Company):

(i) If the purchase price paid by Cendant to acquire the Qualifying Target represents a multiple (a “Qualifying Target EBITDA Multiple”) of such Qualifying Target’s trailing 12-months’ EBITDA of *CONFIDENTIAL or less, then the Purchase Price shall be equal to the product of (A) such Qualifying Target EBITDA Multiple and (B) such Qualifying Target Mortgage Business’ trailing 12-months EBITDA, adjusted to remove all refinance originations in excess of *CONFIDENTIAL% of the Qualifying Target Mortgage Business’ total originations for such trailing twelve months;
(ii) If the Qualifying Target EBITDA Multiple is more than *CONFIDENTIAL, then Cendant Real Estate and PMC shall negotiate in good faith to agree upon the Purchase Price, provided that in no event shall the Purchase Price be less than the product of (A) *CONFIDENTIAL and (B) such Qualifying Target Mortgage Business’ trailing 12-months EBITDA, adjusted to remove all refinance originations in excess of *CONFIDENTIAL% of the Qualifying Target Mortgage Business’ total originations for such trailing twelve months;
(iii) If the total purchase price of a Qualifying Target is $*CONFIDENTIAL (to be increased annually by the percentage increase in the National Consumer Price Index) or greater, then the Purchase Price shall be equal to the product of (A) such Qualifying Target Mortgage Business’ trailing 12-months EBITDA, adjusted to remove all refinance originations in excess of *CONFIDENTIAL% of the Qualifying Target Mortgage

*
The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Business’ total originations for such trailing twelve months and (B) either (1) the Qualifying Target EBITDA Multiple paid by Cendant if such multiple is less than *CONFIDENTIAL, or (2) *CONFIDENTIAL if the Qualifying Target EBITDA Multiple paid by Cendant is *CONFIDENTIAL or greater.
(b) If, within thirty (30) days after Cendant Real Estate or any Affiliate of Cendant Real Estate delivers to PMC and the Company a Small Corp Notification, PMC and the Company have not completed their due diligence and Cendant Real Estate, PMC and the Company have not agreed upon the amount to be paid by the Company to the Cendant Real Estate Seller, then (i) Cendant Real Estate shall have the option to either (A) sell (or cause to be sold) such mortgage loan origination business to a third party; provided, however, that if the price to be paid by the third party in such sale is less than *CONFIDENTIAL of the Purchase Price for such Qualifying Target Mortgage Business determined pursuant to Section 9.1(a), or, if no formula is applicable, the price offered by Cendant Real Estate to the Company, then the Company shall have a right of first refusal with respect to such sale at the purchase price offered to the third party (in which case Cendant Real Estate shall offer such Qualifying Target Mortgage Business to the Company for a period of 15 days, during which period the Company shall have the option to accept the sale of such Qualifying Target Mortgage Business on all terms, including price, of such third party sale; provided that if the Company fails to accept all such sale terms pursuant to a binding agreement with Cendant Real Estate within such 15 day period, then the sale to the third party may proceed as planned), or (B) continue to own and operate such mortgage loan origination business and (ii) in either case, the exclusivity provisions of Section 2.1 hereof shall, at the option of the Cendant Entities, terminate with respect to each county in which the Qualifying Target Mortgage Business conducts business (except that exclusivity shall not terminate with respect to any county where the total amount of originations by the Qualifying Target Mortgage Business for the trailing 12-months were less than *CONFIDENTIAL (to be increased annually by the percentage increase in the National Consumer Price Index)).
(c) If Cendant Real Estate, PMC and the Company agree upon the amount to be paid in connection with, and execute an agreement for, the sale of a Qualifying Target Mortgage Business to the Company within the 30-day period set forth above, then the Company shall pay to the Cendant Real Estate Seller an amount equal to 25% of the Purchase Price agreed to by the Parties if such sale is not consummated in the time frame reasonably requested by Cendant Real Estate (unless such delay is due to the failure to obtain a required regulatory approval, which approval has been diligently pursued by the Company, or due to acts or omissions on the part of Cendant or any of its Affiliates or any of their respective officers, directors or advisors). Such payment shall be made not later than the 30 th day following the date on which such acquisition was scheduled to close and, if made on any day other than the scheduled closing date, shall include interest through the date of payment. If such payment is not made by the Company within such 30-day period, the exclusivity provisions of Section 2.1 shall, at the option of the Cendant Entities, terminate with respect to each county in which the Qualifying Target conducts business (except that exclusivity shall not terminate with respect to any county where the total amount of originations by the Qualifying Target Mortgage Business for the trailing 12-months were less than *CONFIDENTIAL (to be increased annually by the percentage increase in the National Consumer Price Index)).

*
The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(d) No term or provision contained in this Section 9.1 or elsewhere in this Agreement shall be deemed to restrict the ability of Cendant Real Estate or any of its Subsidiaries to acquire any Person that owns or conducts a residential real estate brokerage business and in connection therewith also owns or conducts a mortgage loan origination business, provided that such acquisition is completed pursuant to the terms of this Section 9.1.
(e) Notwithstanding anything to the contrary contained in this Agreement, the Parties shall use their reasonable best efforts to structure a sale by the Cendant Real Estate Seller to the Company of the Qualifying Target Mortgage Business on a tax efficient basis to Cendant Real Estate and its Affiliates (including Cendant), including, without limitation, by (x) causing the Cendant Real Estate Seller to contribute a portion of the Qualifying Target Mortgage Business (equal to the Cendant Member’s percentage ownership interest in the Company) to the Company in a transaction intended to qualify as a tax-free contribution under section 721 of the Internal Revenue Code of 1986, as amended and (y) by causing the Cendant Real Estate Seller to sell to the PHH Member the remaining portion of the Qualifying Target Mortgage Business (equal to the PHH Member’s percentage ownership interest in the Company) for an amount equal to the PHH Member’s ratable share of the Purchase Price based on its percentage ownership interest in the Company, followed by the contribution by the PHH Member of such purchased portion of the Qualifying Target Mortgage Business to the Company; provided, however, that nothing contained in this section 9.1(e) shall require the PHH Member to contribute to the Company or pay to Cendant Real Estate or the Cendant Real Estate Seller in respect of the Qualifying Target Mortgage Business an amount in excess of the PHH Member’s ratable share of the Purchase Price based on its percentage ownership interest in the Company.
ARTICLE X
NON-COMPETITION
Section 10.1 PHH Non-Compete.
(a) Without the express prior written consent of the Cendant Entities, neither PHH nor any Affiliate of PHH shall, within the United States of America, directly or indirectly:
(i) engage in the Settlement Services business (or provide any services or products which as of the date of this Agreement are otherwise provided and/or offered by CSSG),
(ii) engage in the residential real estate brokerage business, commercial real estate brokerage business, or corporate relocation services business, or become or operate as a broker, owner or franchisor in any such business, or otherwise, directly or indirectly, assist or facilitate the purchase or sale of residential or commercial real estate other than through (x) the origination and servicing of Mortgage Loans, or (y) the conduct of the business of STARS substantially as currently conducted, or
(iii) engage in any other business which as of the date of this Agreement is conducted by the Cendant Real Estate Services Division; provided that, to the extent that Cendant Real Estate Services expands into new businesses from and after the date of this Agreement and at the time of such expansion PHH or any of its Affiliates is currently engaged in the same business, nothing herein shall be deemed to prohibit PHH or any such Affiliate from continuing to conduct such business thereafter. Notwithstanding the foregoing, (1) PHH may obtain real estate brokerage licenses solely to the extent necessary to engage in, and solely for the purpose of engaging in, referral business with a Cendant Affiliate via the Cendant Mobility Broker Network and (2) nothing contained herein shall prohibit PHH from acquiring, directly or indirectly, any company that engages in a business as described in (i), (ii) or (iii) above if the revenue derived from such business for the last four full calendar quarters preceding such acquisition equals less than the greater of $1 million or 1% of such acquired company’s total consolidated revenue for such last four full calendar quarters.
(b) In the event that, at any time after the date of this Agreement and prior to the expiration of the covenant set forth in Section 10.1(a), any Person shall, directly or indirectly, acquire PHH or any of its significant subsidiaries (as defined under Regulation S-X of the Securities and Exchange Commission), including but not limited to by way of merger, consolidation, share exchange, asset acquisition or similar transaction (including a merger of PHH or such subsidiary with another Person where the common stockholders of PHH or such subsidiary immediately prior to such merger do not own more than two-thirds of the common stock of the surviving entity in such merger or the Controlling Person thereof), then (i) the acquiring Person, (ii) any Controlling Person thereof, and (iii) all Persons that are Affiliates of such acquiring Person or any such Controlling Person immediately prior to completion of such acquisition shall be bound by the covenant contained in Section 10.1(a) from and after the completion of such acquisition.
(c) PHH shall not, and shall cause its Subsidiaries not to, without the consent of the Cendant Entities, sell directly or indirectly, any Mortgage Loans or mortgage servicing rights to any Cendant Competitor; provided, however, that with respect to any agreement in effect as of the date of this Agreement with a Cendant Competitor, the PHH Member shall use its reasonable best efforts to cause such agreement to be terminated prior to October 1, 2005 if such agreement would violate the provisions of this Section 10.1(c), but only as long as such termination can be accomplished without the payment of a significant economic penalty. A “Cendant Competitor” is any entity that is, or directly or indirectly is affiliated with or controls, one of the twenty (20) largest residential real estate brokerage firms in the United States or one of the ten largest residential real estate brokerage franchisors in the United States.

(d) PHH acknowledges that the restrictions and agreements contained in this Section 10.1 are reasonable and necessary to protect the legitimate interests of the Cendant Entities, and that any violation of this Section 10.1 will cause substantial and irreparable injury to the Cendant Entities that would not be quantifiable and for which no adequate remedy would exist at law and agrees that injunctive relief, in addition to all other remedies, shall be available therefor.
(e) The covenants contained in this Section 10.1 shall survive for (i) two (2) years following the termination of this Agreement as a result of an SRA Termination Event described in Sections 12.2(a)(i) and (ii), and (ii) one (1) year following a termination of this Agreement as a result of any other SRA Termination Event; provided, however, that in the case of a termination of this Agreement as a result of an SRA Termination Event described in Section 12.2(a)(iv) or (v), the covenants contained in subparagraph (a)(i) of this Section 10.1 shall not survive termination of this Agreement.
Section 10.2 No Mortgage Loan Solicitation by PHH. PHH shall not, and shall cause its Affiliates not to, knowingly solicit any Cendant Customers for Mortgage Loans, except through the Company and as provided for in this Agreement and the Operating Agreement; provided, however, that PMC and its Affiliates may market Mortgage Loans to affinity groups and other groups so long as the information has not been obtained by PMC or its Affiliates from information provided through Cendant Real Estate and its Subsidiaries, the Company or any of their respective customers.
Section 10.3 Cendant Participation.
(a) Neither PHH nor any of its Subsidiaries shall directly solicit any Customer or any Cendant Customer to purchase any product or service, unless an appropriate, mutually agreed upon participation in such transaction by the Cendant Member or by an Affiliate thereof is structured; provided, however, that nothing herein shall prohibit PHH or any of its Subsidiaries from conducting general advertising campaigns through print or other media so long as such campaigns are not directed specifically at such individual Customers or Cendant Customers and do not involve any direct marketing such as mailings, telephone calls, faxes or e-mails or other direct electronic communications.
(b) PHH shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to direct to the Company any Mortgage Loan origination opportunity where such Mortgage Loan refinances or replaces a Mortgage Loan originated by the Company and where such Mortgage Loan results from a general solicitation of the type permitted by Section 10.3(a) above.
(c) Notwithstanding the foregoing, none of the restrictions on cross-selling or refinancing set forth above in this Section 10.3 shall apply to PHH, the Company or any of their Subsidiaries with respect to Mortgage Loans that have been sold by PHH or one of its Subsidiaries on a servicing-released basis.

(d) For a period of one (1) year following the effective date of any termination of the Company pursuant to Article VIII of the Operating Agreement, the Party relinquishing its interest in the Company in connection with such termination shall not, and shall cause its Affiliates not to, directly or indirectly, solicit for employment any of the employees of the Company or any of its Subsidiaries; provided, however, that nothing herein shall prohibit (i) a general solicitation or advertisement through print or other media not targeted directly or specifically at the Company or any of its Subsidiaries or any of their employees, or (ii) the relinquishing party from hiring or considering for hire any employee of the Company or any of its Subsidiaries if contact was initiated by such employee independently and not pursuant to any solicitation or communication by the relinquishing party in violation of this Section 10.3(d).
ARTICLE XI
TERMINATION ASSISTANCE
Section 11.1 Termination Assistance Services.
(a) Termination Assistance Services. Upon the consummation of a PHH Sale, a Two Year PHH Sale or a Non-Renewal PHH Sale, PMC shall for a period of one (1) year following the termination date (the “Termination Assistance Period”), upon the Cendant Member’s request and at the Cendant Member’s expense, continue to provide to the Company all such transition and other services as shall be reasonably necessary to facilitate an orderly transition of the business and operations of the Company to the Cendant Designated Buyer (“Termination Assistance Services”). In providing Termination Assistance Services, PMC shall provide such reasonable cooperation and technical assistance as required to facilitate the transfer of the management of the Company to a Cendant Designated Buyer. The rights of the Cendant Member under this Article XI shall be without prejudice to the Parties’ rights to pursue legal remedies for breach of this Agreement, either for breaches prior to termination or during the period this Agreement continues to be in force post-termination. Termination Assistance Services shall be provided for a fee calculated based on then-current fair value for such services, and PMC shall use commercially reasonable best efforts to perform the Termination Assistant Services at the same service levels as such services were provided prior to termination.
(b) Additional Services. From time to time during the Termination Assistance Period, the Cendant Member may find it desirable to request, in addition to the Termination Assistance Services, additional services to be made available to the Company by PMC (the “Additional Services”). In the event that the Cendant Member makes a written request that PMC provide Additional Services and PMC agrees to provide such Additional Services, PMC and the Cendant Member shall negotiate in good faith to agree upon, among other things, (a) the time period during which the Additional Services shall be provided, (b) a description of the Additional Services, and (c) and the estimated charge for the Additional Services. PMC’s obligations with respect to providing any such Additional Services shall become effective only upon an agreement with respect thereto being duly executed and delivered by each of PMC and the Cendant Member.
(c) Obligations as to Additional Services. PMC agrees to enter into discussions with the Cendant Member to provide any Additional Services that (i) the Company is unable to obtain from a third party provider, (ii) are directly dependent upon or inextricably intertwined with the Termination Assistance Services or (iii) were inadvertently and unintentionally omitted from the list of Termination Assistance Services; provided, however, that PMC shall not be obligated to provide such Additional Services if, following good-faith negotiation, PMC and the Cendant Member are unable to reach agreement on such terms.
(d) Standard of Service. PMC agrees that in providing (or causing others to provide) the Termination Assistance Services under this Agreement, it shall (and shall cause each Affiliate or advisor and, to the extent practicable, any or other third-party service provider to): (i) conduct itself in accordance with (A) standards of quality consistent with the standards applied by PMC as of the date of the beginning of the Termination Assistance Period with respect to the specific matters in question, and (B) standards of quality consistent with those applied by PMC hereafter with respect to the specific matters in question in its own business; (ii) comply with all laws, regulations and orders applicable to the conduct of the activities contemplated hereby in all material respects; (iii) comply in all material respects with any applicable standards, procedures, policies, operating guidelines, practices and instructions mutually agreed upon with respect to the relevant Termination Assistance Services; and (iv) comply in all material respects with any commercially reasonable standards, procedures, policies, operating guidelines, practices and instructions imposed by third-parties in connection with the Termination Assistance Services. Notwithstanding the foregoing, it shall not be deemed to be a breach of this Agreement if PMC fails to meet the standards required under this Section 11.1 because of the failure of the Cendant Member to cooperate with PHH or any of its Subsidiaries as may be required under this Agreement.
(i) In addition to the provisions of Section 11.1, if the Cendant Member desires a higher quality of Termination Assistance Services than PMC is otherwise obligated to provide pursuant to Section 11.1 or any of the other provisions of this Agreement, the Cendant Member will be entitled to receive such higher level of quality after giving no less than 30 days’ prior written notice to PMC if (i) the Cendant Member agrees to pay for all additional actual costs associated with such increased level and (ii) in the sole judgment of PMC, such increased level does not impose an additional burden on PMC.
(ii) PMC shall promptly notify the Cendant Member of any event or circumstance of which PMC or any of its representatives has knowledge that would or would be reasonably likely to cause a disruption in the Termination Assistance Services.

(e) Supervision and Compensation. PMC shall select, employ, pay, supervise, direct and discharge all the personnel providing Termination Assistance Services under this Article XI. PMC shall be solely responsible for the payment of all benefits and any other direct and indirect compensation for PMC personnel assigned to perform services under this Article XI, as well as such personnel’s worker’s compensation insurance, employment taxes, and other employer liabilities relating to such personnel as required by law. PMC shall be an independent contractor in connection with the performance of Termination Assistance Services hereunder and the employees performing Termination Assistance Services in connection herewith shall not be deemed to be employees of the Cendant Member or any affiliate thereof.
(f) Staffing of Personnel. PMC shall be solely responsible for assigning personnel to perform the Termination Assistance Services, which personnel will be instructed by PMC to perform the Termination Assistance Services in a timely, efficient and workmanlike manner.
Section 11.2 Development of Transition Plan. If and to the extent requested by the Cendant Member, whether prior to, upon, or following any termination of this Agreement, PMC shall reasonably assist the Cendant Member in developing a plan which shall specify the tasks to be performed by PMC in connection with the Termination Assistance Services and the schedule for the performance of such tasks. The transition plan shall include descriptions of the Termination Assistant Services, service levels, fees, documentation and access requirements that will promote an orderly transition of such services.
Section 11.3 Post-Termination Assistance. For a period of six (6) months following the Termination Assistance Period, PMC shall: (i) answer all reasonable and pertinent verbal or written questions from the Cendant Member or the Cendant Designated Buyer regarding the Termination Assistance Services on an “as needed” basis and (ii) deliver to the Cendant Member any remaining Company-owned reports and documentation still in PMC’s possession.

ARTICLE XII
TERM AND TERMINATION
Section 12.1 Term. The term of this Agreement shall be coextensive with the term of the Operating Agreement, subject to termination as set forth in Section 12.2 below.
Section 12.2 SRA Termination Event.
(a) For purposes of this Agreement, an “SRA Termination Event” means the consummation of (i) a Cendant Put, (ii) a PHH Sale, (iii) a Purchase Right transaction, (iv) a Two Year Put, (v) a Two Year PHH Sale, (vi) a Special Termination Put, (vii) a Non-Renewal Put, (viii) a Non-Renewal PHH Sale, or (ix) the dissolution of the Company pursuant to Article IX of the Operating Agreement.

(b) Upon the occurrence of an SRA Termination Event, this Agreement shall automatically expire and terminate, provided that:
(i) The obligations of PHH and its Affiliates pursuant to Article VII hereof shall survive the termination of this Agreement to the extent required by law.
(ii) The obligations of PHH and its Affiliates under Section 10.1 of this Agreement shall survive the termination of this Agreement as set forth in Section 10.1(e).
(iii) The respective obligations of each Party under the provisions of Article XI, Article XII and Article XIII hereof shall survive the termination of this Agreement.
(c) Notwithstanding anything to the contrary contained herein, immediately following the consummation of a Cendant Put, a Two Year Put, a Purchase Right transaction, a Special Termination Put or a Non-Renewal Put, the Company and its Subsidiaries shall continue to process, close, fund and sell all Pipeline Loans in a manner consistent with the terms of this Agreement and the Operating Agreement. For purposes of this paragraph (c), “Pipeline Loans” shall mean all potential Mortgage Loans which are in one of various stages of loan origination, approval and processing at the Company or one of its Subsidiaries, but which, as of the time of consummation of a Cendant Put, a Two Year Put, a Purchase Right transaction, a Special Termination Put or a Non-Renewal Put, shall not have closed and funded.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
Section 13.1 PHH Guarantee.
(a) Each of PHH and PMC irrevocably, absolutely and unconditionally guarantees (the “Guarantee”) each and every representation, warranty, covenant, agreement and other obligation of its Subsidiaries and Affiliates (including the PHH Member but excluding the Company and any Subsidiaries of the Company) and/or any of their respective permitted assigns (collectively, the “PHH Affiliates”) set forth in, and the full and timely performance of their respective obligations under the provisions of, this Agreement and each of the other Transaction Documents. This is a guarantee of payment and performance, and not of collection, and each of PHH and PMC acknowledges and agrees that this Guarantee is full and unconditional, and no discharge, release or extinguishment of any of the PHH Affiliates’ liabilities (other than in accordance with the terms of this Agreement), whether by decree in any insolvency, bankruptcy, reorganization or other similar proceeding or otherwise, and no change in the corporate existence, structure or ownership of any of the parties hereto or any of their Affiliates, and no assignment, pledge or other transfer (whether voluntary, involuntary or by operation of law) of any of the rights, interests or obligations of the parties hereto under this Agreement or the other Transaction Documents, shall affect the continuing validity and enforceability of this Guarantee, as well as any provision requiring or contemplating performance by PHH.

(b) Each of PHH and PMC hereby waives, for the benefit of the Cendant Entities, (i) any right to require the Cendant Entities, as a condition of payment or performance by either PHH or PMC, to proceed against any of the PHH Affiliates or pursue any other remedy whatsoever and (ii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate either PHH or PMC or sureties, except to the extent that any such defense is available to the appropriate PHH Affiliates.
(c) Without limiting in any way the foregoing Guarantee, each of PHH and PMC covenants and agrees to take all actions to enable the PHH Affiliates to adhere to each provision of this Agreement and the other Transaction Documents which requires an act or omission on the part of PHH or PMC or any of their Subsidiaries to enable the PHH Affiliates to comply with their obligations under this Agreement.
(d) Each of PHH and PMC understands that the Cendant Entities are relying on this Guarantee in entering into this Agreement and the other Transaction Documents and may, to the extent PHH or PMC is not a party to any such other Transaction Document, enforce this Guarantee as if each of PHH and PMC were a party thereto.
Section 13.2 Notice of Certain Events. Each Party shall promptly notify the others of (i) any event or condition that would cause any of the representations or warranties of such party contained herein no longer to be complete and accurate, and (ii) any failure on the part of such Party to comply with any of its covenants or agreements contained herein.
Section 13.3 Indemnification.
(a) PHH Indemnification. Except as otherwise provided by the terms of this Agreement, each of the PHH Entities, jointly and severally (each, a “PHH Indemnitor”) agrees to indemnify, defend and hold harmless each of the Cendant Entities and their respective officers, directors, employees, agents, attorneys, members and shareholders (collectively called the “Cendant Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements in connection with any investigative, administrative or judicial proceeding) (“Losses”) imposed on, incurred by or asserted against any such Cendant Indemnitee, whether brought under common law or in equity, or in contract, tort or otherwise, caused by, arising from or connected with (i) any misrepresentation or the breach in any material respect by the PHH Indemnitor of any term, condition, representation, obligation or warranty of the PHH Indemnitor set forth in this Agreement or in any schedule, exhibit, or certificate furnished by the PHH Indemnitor pursuant to this Agreement; or (ii) the negligence or willful misconduct of the PHH Indemnitor.

(b) Cendant Indemnification. Except as otherwise provided by the terms of this Agreement, each of the Cendant Entities, jointly and severally (each, a “Cendant Indemnitor”) agrees to indemnify, defend and hold harmless each of the PHH Entities and the respective officers, directors, employees, agents, attorneys, members and shareholders (collectively called the “PHH Indemnitees”) from and against any and all Losses imposed on, incurred by or asserted against such PHH Indemnitees, whether brought under common law or in equity, or in contract, tort or otherwise, caused by, arising from or connected with (i) any misrepresentation or the breach in any material respect by the Cendant Indemnitor of any term, condition, representation, obligation or warranty of the Cendant Indemnitor set forth in this Agreement or in any schedule, exhibit, or certificate furnished by the Cendant Indemnitor pursuant to this Agreement; or (ii) the negligence or willful misconduct of the Cendant Indemnitor.
(c) Indemnification of the Company. PMC shall indemnify and hold the Company harmless from and against the following Losses incurred or sustained by the Company:
(i) any amounts paid by the Company to Cendant Real Estate pursuant to Section 9.1(c) hereof, and
(ii) any interest paid by the Company pursuant to Section 8.1(d) of the Operating Agreement.
Section 13.4 Lawful Conduct; Severability; Release. The Parties hereto shall not perform, or be expected to perform, any act hereunder that is, or is reasonably believed to be, in violation of any applicable state or federal rule or regulation. If any provision of this Agreement is now or later in violation of any local, state or federal law, then such provision shall be considered null and void for purposes of this Agreement with all other provisions remaining in full force and effect. Each Party expressly releases each other Party from any liability in the event any such Party cannot fulfill any obligation hereunder due to any prohibition under local, state or federal laws pertaining to such obligation; provided, however, that nothing herein shall relieve or release any Party hereto from any liability or obligation under the Operating Agreement.

Section 13.5 Confidential Treatment. Each Party and its respective Affiliates shall request confidential treatment for this Agreement and all Transaction Documents (or appropriate provisions of this Agreement, where applicable) by all applicable regulatory bodies, including, without limitation, the Securities and Exchange Commission, when making any regulatory filings, registrations or notifications, to the extent such request may be made in good faith.
Section 13.6 Expenses. Except as otherwise specified in this Agreement, all costs, fees and expenses incurred in connection with the performance of any and all obligations pursuant to this Agreement shall be paid by the Party incurring such costs, fees and expenses.

Section 13.7 Confidentiality and No Personal Solicitation. Each Party understands that certain information which it has been furnished and will be furnished in connection with this Agreement, including, but not limited to information concerning business procedures or prices, policies or plans of the other Party or any of its Affiliates, is confidential and proprietary, and each Party agrees that it will maintain the confidentiality of such information and will not disclose it to others or use it except in connection with the proposed transactions contemplated by this Agreement, without the prior written consent of the Party furnishing such information. Information which is generally known in the industry concerning a Party or among such Party’s creditors generally or which has been disclosed to the other Party by third parties who have a right to do so shall not be deemed confidential or proprietary information for these purposes. If PHH, any of its Affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it by or on behalf of a Cendant Entity or an Affiliate thereof in connection with the transactions contemplated hereby, PHH agrees to provide the Cendant Entities with prompt notice of such request(s) so that the Cendant Entities may seek an appropriate protective order and/or waive PHH’s compliance with the terms of this Section 13.7. If the Cendant Entities, any of their Affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it by or on behalf of PHH or an Affiliate thereof in connection with the transactions contemplated hereby, the Cendant Entities agree to provide PHH with prompt notice of such request(s) so that PHH may seek an appropriate protective order and/or waive the Cendant Entities’ compliance with the terms of this Section 13.7. Notwithstanding the terms of this Section 13.7, if, in the absence of a protective order or the receipt of a waiver hereunder, any Party is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the other Party to any tribunal or else stand liable for contempt or suffer other censure or penalty, such Party may disclose such information to such tribunal without liability hereunder. Upon termination of this Agreement, each Party agrees to promptly return to the other all confidential materials, and all copies thereof, which have been furnished to it in connection with the transactions contemplated hereby.
Section 13.8 Entire Agreement. This Agreement and the other Transaction Documents, as defined in Section 1.1 of the Operating Agreement, constitute the entire agreement among the Parties hereto and contains all of the agreements among such Parties with respect to the subject matter hereof and thereof. This Agreement and the other Transaction Documents supersede any and all other agreements, either oral or written, between such Parties with respect to the subject matter hereof and thereof.
Section 13.9 Amendment. Except as expressly provided herein, this Agreement may be amended only by a written agreement executed by all the Parties. Following such amendment, the Agreement, as amended, shall be binding upon all Parties. Notwithstanding the foregoing, in the event that Cendant Real Estate transfers all or part of its interest in Cendant Mobility or NRT, and in connection therewith the Cendant Member transfers a portion of its Interest in the Company, the Person acquiring such portion of the Cendant Member’s Interest shall become a party to this Agreement and shall have all of the same rights and shall be subject to all of the same obligations with respect to the business acquired from Cendant Real Estate as Cendant Real Estate has hereunder, and the Parties shall execute an amendment to this Agreement to reflect the same.

Section 13.10 Binding Effect. This Agreement will be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns; provided, however, that in the event that any Person acquires Cendant Real Estate, this Agreement will continue to be binding upon Cendant Real Estate but shall not be binding upon such acquiring Person or any Person that was an Affiliate of such acquiring Person immediately prior to such acquisition. In the event that Cendant Real Estate sells, transfers or otherwise disposes of NRT substantially as an entirety (whether by merger, sale of stock, sale of assets or otherwise), Cendant Real Estate shall make proper provision so that NRT and the Person acquiring or succeeding to NRT shall acknowledge and agree in writing that NRT shall assume all rights and obligations of Cendant Real Estate under this Agreement solely as they relate to the business of NRT; provided, however, that this Agreement shall not be binding upon any real estate or other business already owned and operated by such acquiring Person or any Person that was an Affiliate of such acquiring Person immediately prior to the completion of such acquisition.
Section 13.11 Negotiation and Mediation.
(a) Negotiation. In the event of any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, or the transactions contemplated hereby (a “Dispute”), upon the written notice of any Party hereto, the Parties shall attempt in good faith to negotiate a resolution of the Dispute. If the Parties are unable for any reason to resolve a Dispute within 30 days after the receipt of such notice, the Dispute shall be submitted to mediation in accordance with Section 13.11(b) hereof.
(b) Mediation. Any Dispute not resolved pursuant to Section 13.11(a) hereof shall, at the request (the “Mediation Request”) of any Party (the “Disputing Party”), be submitted to mediation in accordance with the then-prevailing Commercial Mediation Rules of the American Arbitration Association, as modified herein (the “Rules”). The mediation shall be held in New York, New York. The Parties shall have twenty (20) days from receipt by a Party of a Mediation Request to agree on a mediator. If no mediator has been agreed upon by the Parties within twenty (20) days of receipt by a Party (or Parties) of a Mediation Request, then any Party may request (on written notice to the other Party or Parties), that the American Arbitration Association appoint a mediator in accordance with the Rules. All mediation pursuant to this Section 13.11(b) shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the Parties during such mediation shall be admissible for any purpose in any subsequent proceedings. No Party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by another Party in the mediation proceedings or about the existence, contents or results of the mediation award without the prior written consent of such other Party except in the course of a judicial or regulatory proceeding or as may be required by law, rule or regulation or requested by a governmental authority or securities exchange. Before making any disclosure permitted by the preceding sentence, the Party intending to make such disclosure shall give the other Party a reasonable opportunity to protect its interests. If the Dispute has not been resolved within sixty (60) days of the appointment of a mediator, or within ninety (90) days of receipt by a Party of a Mediation Request in accordance with this Section 13.11 (whichever occurs sooner) or within such longer period as the Parties may agree to in writing, then any Party may file an action on the Dispute in any court having jurisdiction in accordance with Section 13.12 herein.
Section 13.12 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAWS RULES THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Any legal suit, action or proceeding against any of the Parties hereto arising out of or relating to this Agreement shall only be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations Law, and each Party hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. The Parties hereby agree to venue in such courts and hereby waive, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum. Each of the Parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
Section 13.13 Effect of Waiver or Consent. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the Party claiming such waiver has occurred. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to this Agreement. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 13.14 Notices. To be effective, unless otherwise specified in this Agreement, all notices and demands, consents and other communications under this Agreement must be in writing and must be given (a) by depositing the same in the United States mail, postage prepaid, certified or registered, return receipt requested, (b) by delivering the same in person and receiving a signed receipt therefore, (c) by sending the same by a nationally recognized overnight delivery service or (d) by telecopy (promptly confirmed by telephone and followed by personal or nationally recognized overnight delivery). For purposes of notices, demands, consents and other communications under this Agreement, the addresses of the Parties (and their respective counsel, if applicable) shall be as follows:
If to a Cendant Entity, addressed to:
Cendant Corporation
9 West 57th Street
New York, New York 10021
Facsimile: (212) 413-1922

Attention:	Eric J. Bock,
Executive Vice President-Law
and Corporate Secretary

If to a PHH Entity or the Company, addressed to:
PHH Mortgage Corporation
3000 Leadenhall Road
Mail Stop ACC
Mt. Laurel, NJ 08054
Facsimile: (856) 917-0950

Attention:	William F. Brown,
Senior Vice President
and General Counsel
Copies of all notices hereunder shall be delivered to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (212) 735-2000
Attention: Fred B. White III, Esq.
Notices, demands, consents and other communications mailed in accordance with the foregoing clause (a) shall be deemed to have been given, made and received three (3) Business Days following the date so mailed. Notices, demands, consents and other communications given in accordance with the foregoing clauses (b) and (d) shall be deemed to have been given, made and received when sent on a Business Day or, if not a Business Day, then the next succeeding Business Day. Notices, demands, consents and other communications given in accordance with the foregoing clause (c) shall be deemed to have been given, made and received when delivered or refused on a Business Day or, if not a Business Day, then the next succeeding Business Day. Any Party or its assignee may designate a different address to which notices or demands shall thereafter be directed and such designation shall be made by written notice given in the manner hereinabove required, provided, that at all times each Party shall be required to maintain a notice address in the continental United States.
Section 13.15 No Assignment. Except as specifically provided elsewhere herein, no Party may assign all or any part of its rights or obligations hereunder without first obtaining the written consent of the other Party.

Section 13.16 Benefit of Parties Only. This Agreement is made for the sole benefit of the Parties hereto and of their respective successors and permitted assigns. Nothing herein shall create, or be deemed to create, a relationship between the Parties hereto, or either of them and any third person in the nature of a third-party beneficiary, equitable lien or fiduciary relationship.
Section 13.17 No Joint Venture; Legal Entity. The Parties hereto agree that the relationships existing among them are contractual in nature, and that nothing contained herein or in the other Transaction Documents is intended to create, or shall be deemed or construed as creating, any legal entity between the Parties hereto or the Parties thereto other than as specifically set forth in the Operating Agreement. This Agreement shall not be deemed to create a joint venture or partnership among the Parties hereto. No Party hereto shall have the authority or right, or hold itself out as having the authority or right, to assume, create or undertake any obligation of any kind whatsoever, express of implied, on behalf of or in the name of any other Party hereto, except as expressly provided herein or in the Operating Agreement.
Section 13.18 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

CENDANT REAL ESTATE SERVICES GROUP, LLC

By:	/s/ Eric J. Bock
Name:	Eric J. Bock
Title:	Executive Vice President and Secretary

CENDANT REAL ESTATE SERVICES VENTURE PARTNER, INC.

By:	/s/ Eric J. Bock
Name:	Eric J. Bock
Title:	Executive Vice President and Secretary

PHH CORPORATION

By:	/s/ Terence W. Edwards
Name:	Terence W. Edwards
Title:	President and Chief Executive Officer

CENDANT MORTGAGE CORPORATION

By:	/s/ Terence W. Edwards
Name:	Terence W. Edwards
Title:	President and Chief Executive Officer

PHH HOME LOANS, LLC

By:	/s/ Terence W. Edwards
Name:	Terence W. Edwards
Title:	President and Chief Executive Officer

PHH BROKER PARTNER CORPORATION

By:	/s/ Terence W. Edwards
Name:	Terence W. Edwards
Title:	President

Exhibit A
Cendant Owned Real Estate Offices Tradenames

Metro	Dba
Atlanta	Coldwell Banker Residential Brokerage

Baltimore/DE/DC	Coldwell Banker Residential Brokerage

New England (ME, NH, MA, RI)	Coldwell Banker Residential Brokerage

Northern California	Coldwell Banker Residential Brokerage

Southern California	Coldwell Banker Residential Brokerage

Chicago IL/Milwaukee WI	Coldwell Banker Residential Brokerage

Columbus, OH	Coldwell Banker King Thompson

Cincinnati, OH	Coldwell Banker Burnet

Dallas, Ft. Worth, TX	Coldwell Banker Residential Brokerage

Denver, CO	Coldwell Banker Residential Brokerage

Florida	Coldwell Banker Residential Real Estate

Harrisburg, PA	Jack Gaughen Realtor ERA

Long Island, NY	Coldwell Banker Residential Brokerage

Minnesota	Coldwell Banker Burnet

New Jersey - Burgdorff	Burgdorff Realtors ERA

New Jersey - CB	Coldwell Banker Residential Brokerage

New York	The Corcoran Group

CitiHabitats

Pittsburgh, PA	Coldwell Banker Real Estate

Salt Lake City, UT	Coldwell Banker Residential Brokerage

St.Louis, MO	Coldwell Banker Gundaker

Westchester, NY/CT	Coldwell Banker Residential Brokerage

Sunshine	The Sunshine Group

SIR	Sotheby’s International Realty

Condo Store	Coldwell Banker The Condo Store

CB Commercial	Coldwell Banker Commercial NRT

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Exhibit B
Cendant Real Estate Franchisee Brands

1.	Century 21 Real Estate LLC

2.	Century 21

3.	Coldwell Banker Real Estate Corporation

4.	Coldwell Banker

5.	ERA Franchise Systems, Inc.

6.	ERA

7.	Sotheby’s International Realty Affiliates, Inc.

8.	Sotheby’s International Realty

9.	Sotheby’s Realty

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Exhibit C
Small Corps
1. Axiom Financial, Inc., a Utah corporation
2. Hamera Corp. d/b/a First Capital, a California corporation
3. LongIsland Mortgage Group, Inc., a New York corporation
4. NE Moves Mortgage Corporation, a Massachusetts corporation
5. Preferred Mortgage Group, Inc., a Virginia corporation
6. RMR Financial, a California corporation
7. Sunbelt Lending Services, Inc., a Florida corporation
8. Burnet Home Loans (a division of PHH Mortgage)

1

Schedule 3.15(b)
Pricing Penalties
Within *CONFIDENTIAL days after the end of any Non-Competitive bi-monthly period, the Company shall pay to the Members, allocated between them in proportion to their respective Common Interest Percentages (as defined in Section 4.2(b) of the Operating Agreement), an amount equal to the product of (i) the Pricing Penalty Amount (as defined below) for such bi-monthly period, and (ii) the number of percentage points by which the Pricing Ratio is less than *CONFIDENTIAL%or exceeds *CONFIDENTIAL% as the case may be, for such bi-monthly period. The “Pricing Penalty Amount” shall be an amount equal to $*CONFIDENTIAL for the first Non-Competitive bi-monthly period and shall increase by an additional $*CONFIDENTIAL for each consecutive Non-Competitive bi-monthly period thereafter (e.g., the Pricing Penalty Amount shall increase from $*CONFIDENTIAL to $*CONFIDENTIAL to $*CONFIDENTIAL, and so on). For example, if the Pricing Ratio for a given bi-monthly period is *CONFIDENTIAL% then the Company would pay to the Members (to be allocated in accordance with their respective Common Interest Percentages) $*CONFIDENTIAL, and if the Pricing Ratio for the next bi-monthly period is *CONFIDENTIAL% then the Company would pay to the Members (to be allocated in accordance with their respective Common Interest Percentages) $*CONFIDENTIAL.

*
The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1

Schedule 3.15(c)(i)
Programs

1.	*CONFIDENTIAL

2.	*CONFIDENTIAL

*
The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

2

Schedule 3.15(c)(ii)
Competitors

1.	*CONFIDENTIAL

2.	*CONFIDENTIAL

3.	*CONFIDENTIAL

4.	*CONFIDENTIAL

5.	*CONFIDENTIAL

*
The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted information has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3

Schedule 3.16(a)
Surveys

1.	We provided you with an accurate application package:
Strongly agree [    ]
Agree [    ]
Disagree [    ]
Comments:

2.	We thoroughly explained and accurately guided you through the steps of the mortgage process:
Strongly agree [    ]
Agree [    ]
Disagree [    ]
Comments:

3.	Once you received your application package, your Loan Processor kept you informed about the progress of your loan:
Strongly agree [    ]
Agree [    ]
Disagree [    ]
Comments:

4.	We made your closing smooth and easy:
Strongly agree [    ]
Agree [    ]
Disagree [    ]
Comments:

5.	You would recommend us to others:
Strongly agree [    ]
Agree [    ]
Disagree [    ]
Comments:

4

Schedule 3.16(b)
Service Standards Damages

1.
Upon the occurrence of *CONFIDENTIAL Survey Failure, the Company shall pay each of the Members $*CONFIDENTIAL for every Mortgage Loan necessary to achieve *CONFIDENTIAL% satisfaction (based on an extrapolation of the actual response rate to a *CONFIDENTIAL% rate) (e.g., if *CONFIDENTIAL Mortgage Loans are closed, Surveys are received from *CONFIDENTIAL Customers and/or Referral Agents during the subject period, and out of those *CONFIDENTIAL who returned their Surveys only *CONFIDENTIAL positively respond to the Key Referral Question or the Key Customer Question, as the case may be, then the Company shall pay $*CONFIDENTIAL to each of the Members for *CONFIDENTIAL Mortgage Loans (*CONFIDENTIAL% of the *CONFIDENTIAL total loans) for a total of $*CONFIDENTIAL);

2.
Upon the occurrence of a Survey Failure for *CONFIDENTIAL consecutive months, or *CONFIDENTIAL Survey Failures within any *CONFIDENTIAL month period, the Company shall pay each of the Members $*CONFIDENTIAL for every Mortgage Loan necessary to achieve *CONFIDENTIAL% satisfaction (as described in (i) above) and, if the satisfaction level for either Survey in the latter month is below *CONFIDENTIAL%, the Company shall pay each of the Members $*CONFIDENTIAL in addition to the $*CONFIDENTIAL per Mortgage Loan;

3.
Upon the occurrence of a Survey Failure for *CONFIDENTIAL consecutive months, or *CONFIDENTIAL Survey Failures within any *CONFIDENTIAL month period, the Company shall pay each of the Members $*CONFIDENTIAL for every Mortgage Loan necessary to achieve *CONFIDENTIAL% satisfaction (as described in (i) above), plus either (A) $*CONFIDENTIAL or (B) if the satisfaction level for either Survey in the latest month is below *CONFIDENTIAL%, $*CONFIDENTIAL;

4.
Upon the occurrence of a Survey Failure for *CONFIDENTIAL consecutive months, or *CONFIDENTIAL Survey Failures within any *CONFIDENTIAL month period, the Company shall pay each of the Members $*CONFIDENTIAL for every Mortgage Loan necessary to achieve *CONFIDENTIAL% satisfaction (as described in (i) above), plus either (A) $*CONFIDENTIAL or (B) if the satisfaction level for either Survey in the latest month is below *CONFIDENTIAL, $*CONFIDENTIAL;

5.
Upon the occurrence of a Survey Failure for *CONFIDENTIAL consecutive months, or *CONFIDENTIAL Survey Failures within any *CONFIDENTIAL month period, the Company shall pay each of the Members $*CONFIDENTIAL for every Mortgage Loan necessary to achieve *CONFIDENTIAL% satisfaction (as described in (i) above), plus $*CONFIDENTIAL;

6.
Upon the occurrence of a Survey Failure for *CONFIDENTIAL consecutive months, or *CONFIDENTIAL Survey Failures within any *CONFIDENTIAL month period, the Company shall pay each of the Members $*CONFIDENTIAL for every Mortgage Loan necessary to achieve *CONFIDENTIAL% satisfaction (as described in (i) above), plus $*CONFIDENTIAL;

7.
Upon the occurrence of a Survey Failure for *CONFIDENTIAL consecutive months, or *CONFIDENTIAL Survey Failures within any *CONFIDENTIAL month period, the Company shall pay each of the Members $*CONFIDENTIAL for every Mortgage Loan necessary to achieve *CONFIDENTIAL% satisfaction (as described in (i) above) plus $*CONFIDENTIAL; and

8.
Upon the occurrence of a Survey Failure for *CONFIDENTIAL consecutive months, or *CONFIDENTIAL Survey Failures within any *CONFIDENTIAL month period, the Company shall pay each of the Members $*CONFIDENTIAL for every Mortgage Loan necessary to achieve *CONFIDENTIAL% satisfaction (as described in (i) above) plus $*CONFIDENTIAL, and shall pay such amounts each month until *CONFIDENTIAL.

5

*
The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

6

AMENDMENT NO. 1
TO THE
STRATEGIC RELATIONSHIP AGREEMENT
This Amendment (this “Amendment”), entered into as of the             day of May, 2005, by and among Cendant Real Estate Services Group, LLC, a Delaware limited liability company, Cendant Real Estate Services Venture Partner, Inc., a Delaware corporation, PHH Corporation, a Maryland corporation, PHH Mortgage Corporation, a New Jersey corporation, PHH Broker Partner Corporation, a Maryland corporation, and PHH Home Loans, LLC, a Delaware limited liability company (collectively, the “ Parties ”), amends the Strategic Relationship Agreement, dated as of January 31, 2005, by and among the Parties (the “ SRA ”).
Capitalized terms used in this Amendment without definition shall have the meanings given to them in the SRA.
WHEREAS, the Parties desire to amend the SRA to create an exception to the exclusivity obligations contained in Section 2.1 thereof where such obligations conflict with law or the terms of certain contracts to which Cendant Mobility is a party.
NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in the SRA and this Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:
1.    Section 2.2 of the SRA shall be amended to add a new subparagraph (c), which will read as follows:
(c) To the extent Cendant Mobility determines that it is required to do so by law or the terms of any contract with a client to which it is or becomes a party, Cendant Mobility may recommend to its relocation customers, in addition to the Company, one or more alternative providers (as specified by the client) of Mortgage Loans and other mortgage products and services not affiliated with Cendant or PHH. In such event, to the extent permissible, Cendant Mobility will use commercially reasonable efforts to recommend to its clients PHH’s other private label customers; provided , however that both PHH and Cendant acknowledge that Cendant Mobility’s customers retain the ultimate decision related to such recommendation.
2.    The term “Agreement” as used in the SRA shall be deemed to refer to the SRA as amended hereby. Except as set forth herein, the SRA shall remain in full force and effect and shall be otherwise unaffected hereby. In the event of any conflict or inconsistency between the provisions of this Amendment, on the one hand, and the SRA, on the other hand, with respect to the matters set forth herein and contemplated hereby, the provisions of this Amendment shall govern such conflict or inconsistency.

3.    This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the SRA, effective as of the date first written above.

CENDANT REAL ESTATE SERVICES GROUP, LLC

By:	/S/ DAVE J. WEAVING
Name: Dave J. Weaving
Title: SVP

CENDANT REAL ESTATE SERVICES VENTURE PARTNER, INC.

By:	/S/ DAVE J. WEAVING
Name: Dave J. Weaving
Title: SVP

PHH CORPORATION

By:	/S/ TERENCE W. EDWARDS
Name: Terence W. Edwards
Title: President and CEO

PHH MORTGAGE CORPORATION

By:	/S/ JOSEPH E. SUTER
Name: Joseph E. Suter
Title: President and CEO

PHH HOME LOANS, LLC

By:	/S/ TERENCE W. EDWARDS
Name: Terence W. Edwards
Title: President and CEO

PHH BROKER PARTNER CORPORATION

By:	/S/ JOSEPH E. SUTER
Name: Joseph E. Suter
Title: President

2

AMENDED AND RESTATED AMENDMENT NO. 2
TO THE
STRATEGIC RELATIONSHIP AGREEMENT

This Amended and Restated Amendment No. 2 (this “Amended and Restated Amendment No. 2”, entered into as of the 21st day of October, 2015, by and among Realogy Services Group LLC (f/k/a Cendant Real Estate Services Group, LLC), a Delaware limited liability company, Realogy Services Venture Partner LLC (successor to Cendant Real Estate Services Venture Partner, Inc.), a Delaware limited liability company, PHH Corporation, a Maryland corporation, PHH Mortgage Corporation, a New Jersey corporation, PHH Broker Partner Corporation, a Maryland corporation, and PHH Home Loans, LLC, a Delaware limited liability company (collectively, the “Parties”), amends and restates Amendment No. 2 dated September 9, 2015 (“Amendment No. 2”) to the Strategic Relationship Agreement dated as of January 31, 2005 by and among the Parties, as amended by Amendment No. 1 thereto dated as of May 12, 2005 (the “SRA”).

Capitalized terms used in this Amended and Restated Amendment No. 2 without definition shall have the meanings given to them in the SRA.

WHEREAS, the Parties desire to amend and restate Amendment No. 2 to eliminate Article VI of the SRA in its entirety and revise Section 10.3(a) of the SRA.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in the SRA and this Amended and Restated Amendment No. 2, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Article VI of the SRA shall be deleted in its entirety and replaced with “[Deliberately left blank]”.

2.
Section 10.3(a) of the SRA shall be amended as follows: the text preceding the proviso clause shall be deleted in its entirety and replaced with “Neither PHH nor any of its Subsidiaries shall directly solicit any Customer or any Cendant Customer to purchase any product or service without the prior written consent of the Cendant Member.”

3.
The term “Agreement” as used in the SRA shall be deemed to refer to the SRA as amended hereby. Except as set forth herein, the SRA shall remain in full force and effect and shall be otherwise unaffected hereby. In the event of any conflict or inconsistency between the provisions of this Amended and Restated Amendment No. 2, on the one hand, and the SRA, on the other hand, with respect to the matters set forth herein and contemplated hereby, the provisions of this Amended and Restated Amendment No. 2 shall govern such conflict or inconsistency.

4.
This Amended and Restated Amendment No. 2 may be executed in any number of counterparts and by facsimile/PDF, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

1

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Amendment No. 2 to the SRA, effective as of the date first written above.
REALOGY SERVICES GROUP LLC
(f/k/a Cendant Real Estate Services Group, LLC)

By: /s/ Anthony E. Hull________________
Name:    Anthony E. Hull
Title:    EVP, CFO & Treasurer
REALOGY SERVICES Venture Partner LLC
(successor to Cendant Real Estate Services Venture Partner, Inc.)

By: /s/ Anthony E. Hull________________
Name:    Anthony E. Hull
Title:    EVP, CFO & Treasurer
PHH CORPORATION

By: /s/ Glen A. Messina________________
Name: Glen A. Messina
Title: President & CEO
PHH MORTGAGE CORPORATION

By: /s/ Glen A. Messina________________
Name: Glen A. Messina
Title: President & CEO
PHH HOME LOANS, LLC

By: /s/ Glen A. Messina________________
Name: Glen A. Messina
Title: President
PHH BROKER PARTNER CORPORATION

By: /s/ Glen A. Messina________________
Name: Glen A. Messina
Title: President

2